                                                                   EXHIBIT 10.17



                     FIRST AMENDMENT TO SUBLEASE AGREEMENT

         IT IS HEREBY MUTUALLY AGREED, between the undersigned Sub-Lessor and Sub-Lessee, that the Lease dated May 5, 1997, by and Between ABB Environmental Systems, Inc., a division of ABB Flakt, Inc., a Delaware Corporation as Sub-Lessor and TXEN Inc., as Sub-Lessee, leasing the premises as described in the master lease and all lease amendments between Metropolitan Life Insurance Company and the Sub-Lessor as Suite 600, 31 Inverness Center Parkway, Birmingham, Alabama is hereby amended under the following terms and conditions:

         1. ADDITIONAL SPACE: The total square footage now covered by the attached Sub-lease shall be amended to include 3500 square feet, on the third floor of 31 Inverness Parkway and part of the entire leased premises addressed in the above mentioned master lease.

         2. TERM: The initial term of this amendment shall be concurrent with the term of the attached sub-lease beginning February 1, 1998 and expiring July 1, 1998.

         3. RENTAL RATE: The rental rate for the initial term of this amendment will be $3000.00 per month. Rental payment beginning on February
             1, 1998

         4. POSSESSION: Sub-lessee shall take possession of the additional leased space immediately upon execution of this agreement to begin improvements to the additional leased space.

         5. RIGHT TO RENEW: Sub-lessee shall have the right to renew this portion of space as allowed in the attached sub-lease. Upon renewal, Sub-lessee will be assessed the rental rate, per square foot, stated in the above-mentioned master lease, for the entire 3500 square feet added by this amendment.

         This amendment to lease is granted under the same terms and conditions as in the lease herein above described, which Lease by reference is expressly made a part hereof. Nothing herein contained shall operate to release or alter any of the terms and conditions of said lease except as above set forth.

         IN WITNESS WHEREOF, the parties hereto have respectively executed this
document on this the   day of December 1997.

                                         ABB Flakt, Inc., a Delaware Corporation

                                         By: /s/
                                            ------------------------------------

                                         TXEN Inc.

                                         By: /s/
                                             -----------------------------------

                     FIRST AMENDMENT TO SUBLEASE AGREEMENT

         IT IS HEREBY MUTUALLY AGREED, between the undersigned Sub-Lessor and Sub-Lessee, that the Lease dated May 5, 1997, by and Between ABB Environmental Systems, Inc., a division of ABB Flakt, Inc., a Delaware Corporation as Sub-Lessor and TXEN Inc., as Sub-Lessee, leasing the premises as described in the master lease and all lease amendments between Metropolitan Life Insurance Company and the Sub-Lessor as Suite 600, 31 Inverness Center Parkway, Birmingham, Alabama is hereby amended under the following terms and conditions:

         1. ADDITIONAL SPACE: The total square footage now covered by the attached Sub-lease shall be amended to include 3500 square feet, on the third floor of 31 Inverness Parkway and part of the entire leased premises addressed in the above mentioned master lease.

         2. TERM: The initial term of this amendment shall be concurrent with the term of the attached sub-lease beginning February 1, 1998 and expiring July 1, 1998.

         3. RENTAL RATE: The rental rate for the initial term of this amendment will be $3000.00 per month. Rental payment beginning on February
             1, 1998

         4. POSSESSION: Sub-lessee shall take possession of the additional leased space immediately upon execution of this agreement to begin improvements to the additional leased space.

         5. RIGHT TO RENEW: Sub-lessee shall have the right to renew this portion of space as allowed in the attached sub-lease. Upon renewal, Sub-lessee will be assessed the rental rate, per square foot, stated in the above-mentioned master lease, for the entire 3500 square feet added by this amendment.

         This amendment to lease is granted under the same terms and conditions as in the lease herein above described, which Lease by reference is expressly made a part hereof. Nothing herein contained shall operate to release or alter any of the terms and conditions of said lease except as above set forth.

         IN WITNESS WHEREOF, the parties hereto have respectively executed this document on this the 31st day of December 1997.


                                         ABB Flakt, Inc., a Delaware Corporation

                                         By: /s/
                                            ------------------------------------

                                         TXEN Inc.

                                         By: /s/
                                             -----------------------------------

8/5/98

                             TXEN RENT CALCULATION


                                                  (1)
                       INVOICED     AMT. OF    CORRECTED    CORRECTED      AMT. OF
                       RATE PER      RENT       RATE PER      RENT           RENT
            SQ FT.      SQ FT.       PAID         SQ FT.       DUE            DUE
            ------     --------    ---------   ---------    ---------      --------
Oct-97      15,872        12.85    17,000.00       14.24    18,838.51      1,838.51
Nov-97      15,872        12.85    17,000.00       14.24    18,838.51      1,838.51
Dec-97      15,872        12.85    17,000.00       14.24    18,838.51      1,838.51
Jan-98      15,872        12.85    17,000.00       14.24    18,838.51      1,838.51
Feb-98      18,672        12.85    20,000.00       14.24    22,162.84      2,162.84
Mar-98      18,672        12.85    20,000.00       14.24    22,162.84      2,162.84
Apr-98      18,672        12.85    20,000.00       14.24    22,162.84      2,162.84
May-98      18,672        12.85    20,000.00       14.24    22,162.84      2,162.84
Jun-98      18,672        12.85    20,000.00       14.24    22,162.84      2,162.84
Jul-98      15,872        12.85    20,000.00       14.24    18,838.51      1,838.51
Aug-98      15,872        12.85    14,000.00       14.24    18,838.51      1,838.51
            ------     --------   ----------   ---------   ----------     ---------
                                  202,000.00               230,493.92     21,845.26

---------------

(1) Per article 4 of the master lease, section E, Sublessee shall pay to ABB Environmental Systems additional operating expenses at the Subleased Premises.

     Effective 10/1/97, the Master Lessor increased estimated operating expenses by $1.39 per square foot for the year beginning 10/1/97 and ending 9/30/98.

     Effective with the September lease payment, rent is due at $22,162.84 per month until the end of the lease or until adjusted by the Master Lessor for additional operating expenses.

                                    SUBLEASE

         THIS SUBLEASE is made on May 5, 1997, by ABB Environmental Systems, Inc., a Division of ABB Flakt, Inc., a Delaware Corporation ("sublandlord"), whose address is 1400 Centerpoint Boulevard, Knoxville, Tennessee and TXEN, Inc. ("subtenant"), whose address is Suite 500, 10 Inverness Center Parkway, Birmingham, Alabama, 35243.

RECITALS


         Whereas, Metropolitan Life Insurance Company, as landlord ("landlord"), and sublandlord, as tenant, entered into a lease dated July 31, 1980, (the "master lease"), with regard to Suite 600, 31 Inverness Center Parkway, Birmingham, Alabama (the "premises"). A copy of the master lease and all lease amendments are attached to this sublease as Exhibit A. Sublandlord wishes to sublease to subtenant, and subtenant wishes to sublease from sublandlord, a part of the premises encompassing the entire 5th floor containing approximately 15,872 square feet, 31 Inverness Center Parkway, Birmingham, Alabama (the "subleased premises"). The subleased premises are depicted on Exhibit B to this sublease. Accordingly, sublandlord and subtenant agree:

         1. Agreement. Sublandlord subleases the subleased premises to subtenant, and subtenant subleases premises from sublandlord, according to this sublease. All provisions of the master lease are incorporated into, and make a part of, this sublease as the agreement of sublandlord and subtenant as though sublandlord was landlord under the master lease and subtenant was tenant under the master lease.


        2. Term. The term of this sublease will begin on July 1, 1997, and will end on June 30, 1998, inclusive.


        3. Rent. Subtenant will pay sublandlord as rent for the subleased premises $17,000.00 per month, in advance, without notice, demand, offset, or counterclaim, on the first day of each month. If the term of this sublease begins on other than the first day of a month or ends on other than the last day of a month, rent will be prorated on a per diem basis.

         4. Acceptance of Premises. Subtenant accepts the subleased premises in their present condition. Sublandlord will not be obligated to make any alterations or improvements to the subleased premises on account of this sublease.

         5. Other Charges. During the term of this sublease, subtenant will pay to sublandlord any increase in sublandlord's rent pursuant to Article 4 of the master lease.

         6. Services. Sublandlord will not be obligated to provide any services to subtenant. Subtenant's sole source of such services is landlord, pursuant to the master lease. Sublandlord makes no representation about the availability or adequacy of such services.

         7. The Master Lease. This sublease is subject to the master lease. The provisions of the master lease are applicable to this sublease as though landlord under the master lease were the sublandlord under this sublease and tenant under the master lease were subtenant under this sublease. Subtenant has received a copy of the master lease. Subtenant will not cause or allow to be caused any default under the master lease. Subtenant will indemnify sublandlord against any loss, liability, and expenses (including reasonable attorney's fees and costs) arising out of any default under the master lease caused by subtenant, and sublandlord will indemnify subtenant against any loss, liability, and expenses (including reasonable attorney's fees and costs) arising out of any default under the master lease caused by sublandlord.

         8. Subtenant shall have the right to renew this sublease on a year to year basis at the same rental rate stated in paragraph three, provided that Subtenant gives Sublandlord one hundred twenty 120 days notice prior to the expiration of this sublease.

         Sublandlord and subtenant have executed this sublease on the date first written above.


SUBLANDLORD: ABB ENVIRONMENTAL SYSTEMS, INC.


By:  /s/
   -----------------------------------------

Date: May 5, 1997


SUBTENANT: TXEN, INC.


By:  /s/
   -----------------------------------------

Date: April 24, 1997

                                                                       EXHIBIT A


                                LEASE AGREEMENT



                          COMBUSTION ENGINEERING, INC.

                                      and

                      METROPOLITAN LIFE INSURANCE COMPANY



                                  BUILDING 31

                                INVERNESS CENTER

                              BIRMINGHAM, ALABAMA

                               TABLE OF CONTENTS

                            LEASE AGREEMENT BETWEEN
      COMBUSTION ENGINEERING, INC. AND METROPOLITAN LIFE INSURANCE COMPANY
                         BUILDING 31, INVERNESS CENTER,
                              BIRMINGHAM, ALABAMA


ARTICLE                                                                     PAGE
  NO.                                                                        NO.
-------                                                                     ----
   1.     PREMISES.........................................................   1
   2.     TERM.............................................................   2
   3.     BASE RENTAL......................................................   3
   4.     RENT ADJUSTMENTS DUE TO CHANGES IN REAL ESTATE TAXES
          AND OPERATING EXPENSES...........................................   4
   5.     ASSIGNMENT AND SUBLETTING........................................  10
   6.     ALTERATIONS......................................................  11
   7.     TENANT'S USE OF PREMISES.........................................  12
   8.     MAINTENANCE AND REPAIRS..........................................  13
   9.     SECURITY.........................................................  13
  10.     INSURANCE AND INDEMNIFICATION....................................  14
  11.     DEFAULT OF TENANT................................................  14
  12.     RIGHT OF ENTRY...................................................  16
  13.     TENANT'S HOLDOVER................................................  17
  14.     RIGHTS OF RENEW..................................................  17
  15.     LANDLORD'S COVENANTS.............................................  18
  16.     ADDITIONAL SERVICES..............................................  22
  17.     DEFAULT OF LANDLORD..............................................  24
  18.     COMPLIANCE WITH LAW..............................................  24
  19.     CONDEMNATION.....................................................  25
  20.     RULES AND REGULATIONS............................................  26
  21.     ENTIRE AGREEMENT.................................................  26
  22.     NOTICES..........................................................  27
  23.     MEMORANDUM OF LEASE..............................................  27
  24.     GOVERNING LAW....................................................  28
  25.     DAMAGE AND DESTRUCTION...........................................  28
  26.     BUILDING SIGNAGE.................................................  28
  27.     RIGHTS OF SALE AND FIRST REFUSAL.................................  29
  28.     PARKING..........................................................  31
  29.     EATING FACILITY..................................................  31
  30.     ADDITIONAL CONSTRUCTION..........................................  31

                           TABLE OF CONTENTS (con't)


ARTICLE                                                                     PAGE
  NO.                                                                        NO.
-------                                                                     ----
  31.     FIRE ALARM SYSTEM................................................  31
  32.     MEASUREMENT OF PREMISES..........................................  32
  33.     PREPARATION OF PREMISES..........................................  34
  34.     INVERNESS COUNTRY CLUB...........................................  38
  35.     OPTION FOR ADDITIONAL SPACE......................................  38
  36.     BUILDING RECEPTION AREA..........................................  41
  37.     AGENT'S COMMISSION...............................................  41
  38.     USUFRUCT ONLY....................................................  42
  39.     STATUS REPORTS...................................................  42


EXHIBITS
--------
  A-1 .................... Plan of Inverness Center Office Park
  A-2 .................... Site Plan-Building 31
  A-3 .................... Floor Plan-Premises on 3rd Floor
  A-4 .................... Floor Plan-Premises on 4th Floor
  A-5 .................... Floor Plan-Premises on 5th Floor
  A-6 .................... Floor Plan-Premises on 6th Floor
  A-7 .................... Floor Plan-Premises in Basement
  B   .................... Rules and Regulations
  C   .................... Unit Price Schedule

                                   L E A S E


     THIS AGREEMENT made this 3rd day of July, 1980, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York Corporation, with a principal place of business at One Madison Avenue, New York, New York 10010, (hereinafter referred to as "Landlord") and COMBUSTION ENGINEERING, INC., a corporation of the State of Delaware, with a principal place of business at 1000 Prospect Hill Road, Windsor, Connecticut, (hereinafter referred to as "Tenant"), and Taylor & Mathis of Alabama, Inc., a Georgia Corporation (hereinafter referred to as "Agent".)


                              W I T N E S S E T H:


     WHEREAS, Landlord desires to lease space in a building located in Inverness Center, Birmingham, Alabama, (hereinafter referred to as "Park") known as Building 31, (hereinafter referred to as "Building"); situated on Site 7, (hereinafter referred to as "Real Property") and more particularly described as shown in red on the plans appended hereto as Exhibits A-1 through A-7; and,

     WHEREAS, Tenant descries to occupy all or a portion of that space and use it as general office space as stated in Article 7.

     NOW THEREFORE, in consideration of the mutual obligations and covenants hereinafter set forth, the Landlord does hereby demise and lease unto the Tenant the premises described below and the parties further agree that:


1.  PREMISES

     Landlord demises and leases to Tenant the space located at Building
31, Inverness Center, Birmingham, Alabama, and all the appurtenances and easements thereto consisting of FIFTY-THREE THOUSAND AND FORTY-SIX (53,046) net rentable square feet of office space on floors 3,4,5, and 6 and THREE THOUSAND (3,000) usable square feet of basement space as more particularly described and shown in red on the plans appended hereto as Exhibits A-3, A-4, A-5, A-6 and A-7 (hereinafter referred to as the "Premises").

2.  TERM

     The term of this lease shall be for five (5) years and shall commence on the later of July 1, 1980, or the date upon which Building 31 and the Premises are entirely complete and ready for Tenant's occupancy, including the Building's paved parking areas, Tenant's improvements, installation of Tenant's telephone system, and the issuance of all required governmental approvals and permits. Upon actual completion of the Premises, as herein above defined in no less than whole floor increments except for the third floor space, Tenant shall immediately begin to occupy such entirely completed portion of the Premises, and Tenant shall be obligated to pay rent based on the number of square feet occupied at the time such space is occupied. Notwithstanding the above, Tenant shall begin paying the full Base Rental as set forth in Article 3 hereof within 30 days after the completion of the entire Premises. Landlord shall notify Tenant in writing of the projected completion date of the Premises at least thirty (30) days prior to Landlord's anticipated completion of any portion of the Premises. In no event will Tenant be required to take occupancy of the Premises prior to July 1, 1980. Landlord and Tenant shall execute an amendment to the lease setting forth the actual commencement and termination dates of this lease within sixty (60) days after Tenant's full occupancy of the said Premises, said commencement date shall be the first day of the month following the month in which Tenant fully occupies the Premises. Landlord shall use its best efforts to prepare the Premises for occupancy by July 1, 1980, in accordance with the plans and specifications appended hereto as Exhibits A-3, A-4, A-5, A-6 and A-7. In the event the Premises are not ready for occupancy by September 30, 1980, due to circumstances within the reasonable control of the Landlord, Landlord shall be obligated to pay within thirty (30) days after invoice from Tenant any added expenses and penalties incurred by Tenant at 200 and 400 Office Park Drive and One Office Park Circle (herein referred to as the "Existing Leases") as a result of Tenant being required to holdover at its present locations after September 30, 1980, which is the expiration date for the Existing Leases (including any rent over and above the rent payable during the last year of the term of the existing leases). If Tenant must vacate its office space at 200 Office Park Drive and/or One Office Park Circle, then Landlord shall pay for all expenses incurred in moving Tenant to a temporary location and the installation cost of a temporary telephone system in addition to any rental cost over and above the rent payable during the last year of the term for the Existing Leases. If the Premises are not ready for Tenant's occupancy by January 1, 1981, and the delay is not due to the fault of the Tenant, this lease shall terminate anytime thereafter upon five (5) days written notice from Tenant to Landlord; or Tenant shall have the right to complete the Premises and charge the expense thereof, subject to Section A&B of Article 33, to Landlord or offset a compensating amount from monthly rents after occupancy.


3.  BASE RENTAL.

     Tenant shall pay to landlord as Base-Rental in accordance with Article 2 hereof the sum of NINE AND TWENTY FIVE ONE HUNDREDTHS ($9.25) DOLLARS per square foot per annum for each square foot of the _____ building area which constitutes the Premises on floors 3, 4, 5 and 6, and shall pay FOUR AND NO ONE HUNDREDTHS ($4.00) DOLLARS per square foot per annum for each square foot leased in the basement. The Base Rental during each year of the term of this lease shall be FIVE HUNDRED AND TWO THOUSAND SIX HUNDRED SEVENTY-FIVE AND 50/100 ($502,675.50) DOLLARS. Tenant shall pay the said Base Rent in twelve (12) equal monthly installments of FORTY-ONE THOUSAND EIGHT HUNDRED EIGHTY-NINE AND 63/100 ($41,889.63) dollars payable monthly in advance. Tenant is obligated to pay rent based on the number of square feet occupied, at the said rate of $9.25 per square foot per annum on floors 3, 4, 5 and 6, and $4.00 per square foot per annum for the basement area. Full rent shall commence on the earlier of the date that tenant fully occupies the Premises, or thirty days after the Premises are completed pursuant to Article 2 hereof. The aforesaid rental payments shall be prorated to the first day of the next succeeding month. Provided however, that in the event this lease commences prior to October 1, 1980, Landlord agrees that the monthly rental payment from the date the lease commences through September 30, 1980, shall be reduced by FIVE THOUSAND SIX HUNDRED THIRTY-SIX
AND THIRTY-SIX ONE HUNDREDTHS ($5,636.36) DOLLARS (which is one-half (1/2) the monthly rental Tenant is obligated to pay for the remainder of its original lease term for space at 200 Office Park Drive, Birmingham, Alabama). The square footage of the Premises and the Building shall be certified to the Tenant in writing, at the Landlord's expense, by Sidney R. Barrett and Associates, Landlord's architects, in accordance with Article 32 within thirty (30) days after completion of the premises.

     Tenant shall make payments to Landlord, at Landlord's office or to such other persons and addresses as directed by notice to Tenant by Landlord in lawful money of the United States which shall be legal tender for debts public or private at the time of payment.

4. RENT ADJUSTMENTS DUE TO THE CHANGES IN REAL ESTATE TAXES AND OPERATING EXPENSES.

     (A) Base Year means the twelve (12) month period commencing the first day of the first month immediately following the date Tenant takes occupancy of the Premises as set forth in Article 2 hereof and ending twelve (12) months thereafter.

     (B)  Operating Year means each twelve-month period succeeding the Base
Year.

     (C) Tenant's Prorata Share means the ratio, expressed as a percentage, of the area of the Premises as set forth in Article 1 to the total net rentable area of the Building (excluding rentable basement storage space), which is 91,803 square feet. Tenant's Prorata Share is 57.78 percent initially. Such Prorata Share shall be adjusted as the area of the Premises is adjusted over the term of the Lease and all renewal periods.

     (D) Real Estate Taxes means the amount (in dollars) of real property taxes levied or assessed against the Building and the land Upon which it stands, in any tax year or fractional part thereof. Excluded are all estate, sales, gift, transfer, succession, income, franchise or similar tax.

     (E) Operating Expense means the actual and reasonable expense incurred and paid by the Landlord for the operation and maintenance of the Building, Premises, Real Property, and Park in accordance with accepted principals of sound management and accounting practices as consistently applied to first-class office buildings, including, but not limited to: (i) Wages of employees, other than employees above the grade of General Manager of Inverness Center, to the extent of time spent in connection with operation of Inverness Center, including salaries, payroll taxes, social security and unemployment insurance, workmen's compensation insurance, disability insurance, fringe benefits including vacations, holidays and other proper allowances, hospitalization, medical, surgical, welfare, retirement, pension and profit sharing plans; (ii) Cleaning, vermin extermination and janitorial services and supplies; (iii) High quality rest room supplies and supplies used in the maintenance of common areas of the Building; (iv) Removal of snow, trash, garbage and other refuse; (v) Electrical cost and expenses; (vi) Plumbing repairs; (viii) Fuel, water, sewer charges and other utilities; (ix) Elevator maintenance; (x) grounds maintenance for the Real Property; (xi) Building maintenance and repairs (including, but not limited to, painting and redecoration); (xii) Insurance; (xiii) Security services; (xiv) Supervision of work performed on behalf of the Building, Premises, Real Property, and Park; and (xv) Premises prorata share of parkwide common area maintenance subject to Article 4-G(iii) hereof. Provided, however, that for the purposes of establishing Base Year expenses, Landlord shall include the cost of expenses which would have reasonably been incurred in the operation of the Building and Real Property, but were not actually incurred due to warranties in existence the first year of operation. The initial cost of these items, such as service and outside labor contracts, if any, related to elevator maintenance and HVAC maintenance shall be added to Base Year Operating Expense and escalated thereafter. No further adjustments to the Base Year Operating Expense shall be made.

     (F) Notwithstanding anything to the contrary, the following expenses are excluded from Operating Expenses: (i) All executives' salaries and fringe benefits above the grade of General Manager of Inverness Center; (ii) Expenditures for capital improvements made to the Real Property, Building or Park; (iii) Expenses for painting, redecorating or other work which Landlord performs for any other tenant of the Building; (iv) Expenses incurred in leasing or procuring new tenants (including broker commissions and finder's fees); (v) Legal costs other than those reasonable legal expenses incurred in connection with protesting Real Estate Taxes when Landlord decides in good faith that such protest is warranted and informs Tenant in advance of its intention to protest; (vi) Interest or amortization payments on any mortgage;
(vii) Depreciation and any ground rent; (viii) The cost of correcting defects, both structural and non-structural, in the Building, Premises or parking area caused by faulty design, poor workmanship or deficient materials for a period of two (2) years or the length of any warranty covering the cost of repairing the defect, whichever is longer; (xi) All costs associated with the initial construction of the Building; (x) Any structural repair to the roof, foundation, floors or exterior walls; (xi) Franchise, income or other taxes based on income or rent or on personal property not used directly in the operation of the Building, Real Property or Park; (xii) The cost of painting the Premises in accordance with Article 15 of this Lease; (xiii) The cost of any repair made by Landlord pursuant to Article 19 and Article 25 of this Lease.

     (G) Tenant acknowledges that some Operating Expenses may be incurred by Landlord directly for the benefit of the Premises and shall, therefore, be charged directly thereto, whereas certain other Operating

Expenses may be incurred by Landlord either directly for the Building and Real Property, or either of them, or for the Park as a whole. In computing Operating Expenses applicable to the Premises, there shall be three methods of charging or allocating Landlord's Operating Expenses as follows:

          (i) "Direct Charge", which shall include those Operating Expenses paid only and solely for the benefit of the Premises, or upon Tenant's express written request;

          (ii) "Building and Real Property Allocation", which shall include those Operating Expenses paid only and solely in and upon the Building and the Real Property and not with respect to the Park and not at the request of any other tenant or user of the Building or Real Property. Tenant shall pay its prorata share of the increase in these expenses.

          (iii) "Common Area Allocation for the Park", which shall include those Operating Expenses incurred only and solely in and upon common areas of the Park (as shown on Exhibit A-1, attached hereto and made a part hereof), outside other buildings or building sites and for the benefit of all tenants and users of the Park and not at the specific request of any other tenant or user thereof. The amount of such Common Area Operating Expenses for the Park allocated to the Building shall be determined by multiplying the Common Area Operating Expenses by a percentage, which percentage is a fraction having as its numerator the number of acres comprising the Real Property (6.5), and as its denominator the total number of acres comprising the Park on each anniversary date of the Lease (81.353). The Premises will be charged with its Prorata Share of such amount allocated to the Building. Provided, however, that the amount of any such increase over the previous year allocable to the Building shall not exceed ONE THOUSAND TWO HUNDRED DOLLARS ($1,200.00) in any one Operating Year. Landlord agrees that the Common Area Expenses for the Park shall be a minimum of $25,000.00 in the Base Year.

     (H) Landlord agrees to keep accurate records in accordance with sound accounting principals, consistently applied, of all Operating Expenses and to submit to Tenant, within one hundred twenty (120) days subsequent to the expiration of the Base Year and any Operating Year, a statement in reasonable detail certified by any officer, or agent of Landlord setting forth the Operating Expenses.

    (I) In the event the actual Operating Expenses applicable to the Premises for any Operating Year exceed the Operating Expenses applicable to the Premises for the Base year, Tenant shall pay such difference as adjusted for payments received by Landlord applicable to such year pursuant to Paragraph L of this
Article 4, within sixty (60) days after receipt of a statement from Landlord. Provided, however, such payment shall not bar Tenant from disputing and recovering the payment of such amounts as hereinafter provided.

    (J) In the event the actual Operating Expenses applicable to the Premises for any Operating Year, are less than Operating Expenses applicable to the Premises for the Base Year, as adjusted for any payments made or received by Landlord pursuant to Paragraph L of this Article 4, Landlord shall pay the difference to tenant within sixty (60) days of forwarding the statement to Tenant.

    (K) Within eighteen (18) months after receipt of a statement from Landlord setting forth the Operating Expenses applicable to the Premises for the Base year and within six (6) months after receipt of a statement from Landlord setting forth the Operating Expense applicable to the Premises for any Operating Year, Tenant shall have the right, upon ten (10) days written notice to Landlord, to inspect and audit Landlord's records which shall be maintained at Inverness Center or in Atlanta, Georgia. Tenant shall notify Landlord within said eighteen (18) months or six (6) months, as the case may be, if it disputes the inclusion of any item or items in such statements and tenant will be promptly reimbursed by Landlord for any items improperly charged for which tenant paid. If Landlord and Tenant cannot agree as to the inclusion of any item or items within thirty (30 days after notice has been delivered to Landlord, by Tenant, then Tenant may submit the dispute to arbitration and such dispute shall be settled in accordance with the rules and regulations of the American Arbitration Association. Any such arbitration shall be held in Shelby County, Alabama, unless the parties otherwise mutually agree. The determination of any such matter by the Arbitrators shall be final and binding upon both Landlord and Tenant, and the expenses involved in such determination shall be borne by the party against whom a decision is rendered by the Arbitrators, provided that if more than one item is disputed and the decision shall be against each party in respect of any item or items so disputed, the expense shall be apportioned according to the dollar value of the items decided against each party.

     (L) Landlord shall furnish to Tenant no later than 30 days before the end of each Operating Year, a statement certified by an authorized agent of the Landlord setting forth in reasonable detail the projected Operating Expenses for the next succeeding Operating Year. Tenant shall pay monthly beginning with the first month of the next succeeding Operating Year for which the expenses were projected, one twelfth (1/12) of said projected increase in Operating Expenses applicable to the Premises. Landlord agrees that for the purpose of Tenant making payments pursuant to Paragraph L of this Article 4, Tenant's share of any projected increases for the next succeeding Operating Year shall not be greater than twelve (12%) percent of the total Operating Expenses applicable to the Premises in the immediately preceding Operating Year.

     (M) The Base Year's Real Estate Taxes shall be determined by applying the millage rate and the percentage used in computing assessed value applicable for the 1980 tax year to an estimated valuation certified by the Shelby County
Tax Assessor's office obtained in October of 1980, but based on a completed building being substantially occupied. In the event this estimate is not available in 1980, the final assessed building value determined in October 1981 shall be used in computing base year taxes provided, however, that millage and assessment rates in effect in October of 1980 shall be applied. If the taxes payable by Landlord during any tax year subsequent to the base tax year exceed the Base Year taxes, Tenant shall pay to Landlord Tenant's prorata share of such excess. Payment of such increase shall be made within thirty (30) days after the rendition of a statement in reasonable detail from Landlord setting forth the amount due. Such statement shall specify the Real Estate Taxes paid by Landlord for the base tax year and for the current tax year and shall be accompanied by copies of receipted tax bills indicating the payment of such taxes. If Landlord shall receive a refund for any tax year for which payment has been made by Tenant, Landlord shall promptly pay Tenant its prorata share of such refund.

     (N) Landlord will notify Tenant promptly of any discriminatory or unreasonable increase in Real Estate Taxes resulting from other than a general increase in the tax rate. Landlord will take all reasonable steps to contest any such increase, and shall keep Tenant informed, with timely advice, of the steps being taken. If Landlord elects not to contest such increase, Tenant may after advising Landlord, contest in good faith and by appropriate proceedings at its own expense any such tax increase or assessment. Any such contest or legal proceedings shall be begun by Tenant as soon as reasonably possible after the decision by Landlord not to contest which shall be made and notice given to Tenant no later than thirty (30) days in advance of the expiration date for the filing of any such contest. Tenant may in its discretion consolidate any proceeding to obtain a reduction in assessed valuation of the Premises for tax purposes relating to any tax year with any similar proceeding or proceedings relating to one or more other tax years. Anything to the contrary herein notwithstanding, Landlord shall pay all such contested items before the time when the Premises or any part thereof might be forfeited as a result of nonpayment. Landlord agrees to cooperate with Tenant in such contest and in the event Tenant is successful in such contest, Tenant will be reimbursed by Landlord from the recovered proceeds for any overpayment of Taxes by Tenant as well as Landlord's proportionate share of Tenant's cost for such recovery.


5.  ASSIGNMENT AND SUBLETTING

     Tenant may assign, sublet, transfer or dispose of all or any portion of the Premises only with consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall give verbal response to Tenant within a reasonable time after Tenant's request to assign or sublet any part of the Premises, and written response within twenty (20) days of Tenant's request. Any such disposition of this Lease shall in no way terminate the liability of the Tenant for the performance of and compliance with all the covenants and provisions of this lease on the part of the Tenant, except as may be otherwise agreed, and Tenant shall remain fully liable hereunder.

     Tenant's assignee or sublessee shall use the Premises for purposes in keeping with the use provision stated in Article 7. Further, Tenant may, in all instances, assign or sublet the Tenant's obligations under this lease to any business entity that it controls, is controlled by or is under common control with Tenant. Such an assignment or subletting shall not require Landlord's consent.

     There shall promptly be delivered to Landlord the original or a duplicate original of the instrument or instruments containing such assignment.


6.   ALTERATIONS

     The Tenant make at its own expense, and of quality equal to or better than Landlord's Tenant Finish Standards, alterations, decorations, additions, or improvements in or to the demised Premises without Landlord's consent provided that such alterations, decorations, additions or modifications do not materially affect any building system (electrical, plumbing, mechanical, elevator, HVAC). However, if any building system will be materially affected, Landlord's consent to such work must be obtained. All such decorations, alterations, additions, or improvements shall be done in a workmanlike manner, in accordance with all state and federal and municipal regulations, and in a manner that will not impair the structural integrity of the Building. Before making any alterations, additions, improvements, decorations or other changes in or to the

Premises, whether or not Landlord's approval is required, Tenant shall first give Landlord the opportunity to do such work, and Landlord shall submit an estimate for the cost of said work. In the event Tenant feels that Landlord's cost estimate for the job is too high, Tenant may seek outside bids from two other contractors. In the event either of the two bids are lower, Landlord shall then have the opportunity to do the work for the lower of the cost submitted on such outside bids. In the event Landlord does not agree to meet the outside contractor's cost, Tenant may then contract with the outside contractor to do the work; provided, however, that Tenant shall use, at Tenant's expense, Sidney R. Barrett and Associates, Architects, or such other architectural firm as is the then Architect for Landlord, to prepare the working drawings for all such alterations, decorations, additions or modifications as well as for preparing as-built drawings of such work and making the appropriate changes on the Building record drawings. All such alterations, decorations, modifications and improvements, as well as Tenant's trade fixtures and personal property (including moveable partition with associated doors), shall remain the property of Tenant and may be removed by Tenant. Upon the termination of this Lease, if Tenant fails to promptly remove said alterations, decorations, modifications and improvements, they shall from that time forward be the sole and exclusive property of Landlord, and Tenant shall have no rights in or to the alterations, decorations, modifications and improvements. If the Tenant elects to remove any of the said alterations, decorations, improvements, Tenant shall do so in a timely manner and shall be responsible for repairing the Premises and placing them as nearly as possible in their original condition prior to the addition of Tenant's improvements, normal wear and tear excepted.


7.  TENANT'S USE OF PREMISES

     Tenant shall use and occupy the Premises as general office space and for such related activities as are in concert with Tenant's business and for any lawful purposes incidental to the use of the Premises as general office space. Landlord warrants that Tenant's use of the Premises also includes the installation of vending machines and appropriate lunchroom facilities, as required by Tenant. Any subtenant, assignee, subsidiary, parent or controlled corporation of the Tenant or any successor to it by merger, consolidation or other corporate action may similarly use the Premises.

      Landlord warrants and represents that the use of the Premises set forth herein is permitted under current laws, ordinances and regulations. Landlord further warrants that if, at any time during the term of this lease, Tenant's use of Premises shall become prohibited by reason of any change in the applicable laws, ordinances and regulations, this lease shall at the option of Tenant terminate and neither party shall have any further liability to the other.


8.  MAINTENANCE AND REPAIRS

      Landlord shall at its expense, subject to Article 4, make all repairs and replacements structural and otherwise, necessary or desirable in order to keep in good order and repair the interior and exterior of the Building, all building systems (electric, plumbing, mechanical and HVAC), the parking area and the public portions of the Building. Landlord shall make all necessary repairs and replacements to the Premises, subject to Article 4 hereof, unless the repairs or replacements are caused by the negligence of Tenant, its servants, agents or employees. Tenant and Landlord agree that each party shall notify the other of the need or necessity of such repairs within the Premises and that all such repairs and replacements shall be in quality and class equal to the original work or installations and done in a workmanlike manner.


9.  SECURITY

      Landlord agrees to provide and maintain at Landlord's cost subject to
Article 4 hereof, an electronic surveillance system for the Building and surrounding area which shall be operable and monitored during all non-business hours. In addition, after each day's janitorial cleaning services are performed, Landlord will turn off all lights and lock all access doors to the Building and the Premises.


10.  INSURANCE AND INDEMNIFICATION

     During the term of this lease, Tenant shall defend and hold harmless Landlord from and against any loss, claim, expense, damage or liability sustained by Landlord in connection with the Premises resulting from any negligent act or omission on the part of the Tenant, its agents, employees, or invitees. Likewise, during the term of this lease, Landlord shall defend and hold harmless Tenant from and against any loss, claims, expense, damages or liability sustained by Tenant in connection with the Premises resulting from any negligent act or omission on the part of Landlord, its agents, employees or invitees. Tenant shall, at its expense, cause to be placed in effect upon the commencement of the term hereof and cause to remain in effect comprehensive general liability insurance in the amount of $5,000,000.


11.  DEFAULT OF TENANT

     If any one or more of the following happen (hereinafter referred to as "Event or Events of Default"):

     (a) If default shall be made in the due and punctual payment of the base rent and all other charges payable under this lease when and as the same shall become due and payable, and such default shall continue for a period of ten
(10) days after written notice from Landlord to Tenant without being cured by Tenant; or

     (b) If default shall be made by Tenant in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this lease, other than that contained in subsection (a) hereof, and such default shall continue for a period of thirty (30) days after written notice of said defaults received by Tenant, and Tenant shall not have cured said default in that time or within such period as may reasonably be required to remedy the default (if the default cannot be cured within said thirty (30) day period) if Tenant has not begun and is not proceeding with all due diligence to cure said default; or

     (c) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any arrangement, liquidation, dissolution or similar relief under present or future federal bankruptcy law or any other applicable state or federal law or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any or all of its properties or of the Premises, and, if within seventy-five (75) days after the commencement of any proceeding against Tenant as enumerated in this subsection, said proceeding has not been dismissed or if within seventy-five (75) days after the appointment of any trustee, receiver or liquidator of Tenant for all or any portion of Tenant's properties, including the Premises, such appointment shall not be vacated or otherwise stayed; then and in any such event Landlord, at any time thereafter, as long as such default continues, may give notice to Tenant specifying such event of default or events of default and stating that this lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after giving such notice, and upon the date specified in said notice this lease shall terminate and expire. Upon such termination Tenant shall remain liable as hereinafter provided unless before said termination date Tenant has paid all arrearages of rent, all other amounts payable by Tenant under this lease and all costs or expenses incurred by Landlord as a result of said default, including reasonable attorneys' fees and all other defaults existing at that time under this lease have been fully cured or satisfied by Tenant in which event the consequences of such default shall be nullified.

     Upon any such expiration or termination of this lease Tenant shall quit and peacefully surrender the Premises to the Landlord without any payment therefor by Landlord, and Landlord, upon or at any time after said expiration or termination, may re-enter the Premises and possess itself thereof by use of legal process; and, the Tenant shall continue to pay at the same time as the rent becomes due and payable under the terms hereof, the base rent, as adjusted in accordance with Article 4 herein, until such time as Landlord shall re-rent the Premises. At such time as the Premises are re-rented, Tenant shall remain liable until the amounts due and owing to Landlord as default amounts have been paid in full. No receipt of monies by Landlord from Tenant after the termination in any way of this lease, shall re-instate, continue or extend the term of this lease or affect any notice given to Tenant prior to receipt of such money but may so operate only upon the specific written agreement of Landlord. Landlord and Tenant, and each of them, shall have, upon any default under the terms and conditions of this Lease Agreement, such remedies available to them as are provided herein together with such other remedies as may be available to the parties at law or in equity, none to the exclusion of the other. The waiver of any default or breach hereunder shall not prevent a subsequent act, which would have originally constituted a default or breach, from having all the force and effect of an original default or breach. The receipt and acceptance by Landlord or Agent of rent shall not constitute a waiver of any default or breach hereof by Tenant of which Landlord then has knowledge except where said default or breach by Tenant is non-payment of the rent so received or accepted.

12.  RIGHT OF ENTRY

     Tenant agrees that Landlord, its agents or employees will be permitted access to the Premises at all reasonable times upon reasonable notice to the Tenant to examine, inspect or to protect the Premises from damage or injury. Nothing herein shall be construed as prohibiting Landlord, its agents, or employees from entering the Premises without notice in case of emergency to prevent damage or injury to the Premises. Landlord shall further have the right to enter the Premises upon reasonable notice to Tenant during the last six (6) months of the term hereof to exhibit the Premises to prospective tenants.


13.  TENANT'S HOLDOVER

     On the termination or expiration of this Lease, the Premises shall be surrendered to Landlord in the condition in which Tenant is required to maintain same, reasonable wear and tear and damage by fire or other action beyond Tenant's control excepted.

     Upon notice to Landlord, at least 30 days prior to expiration of the lease, of Tenant's inability to vacate Premises due to reasons beyond Tenant's control, Landlord shall grant Tenant the right to remain in the Premises for a period of sixty (60) days beyond the normal lease expiration date at the monthly rental rate then in effect; provided, however, that Tenant shall be a tenant at will during said period and there shall be no renewal of this Lease by operation of law. Upon the expiration of this additional sixty day period, Tenant shall surrender the Premises to Landlord.


14.  RIGHTS TO RENEW

     Tenant shall have the right to renew this lease for three (3) successive periods of five (5) years each. In order to exercise any of these three (3) options, Tenant must provide written notice to Landlord at least six (6) months prior to the expiration date of the initial lease term or any renewal term. Each and every renewal option shall be effective for all space under lease by Tenant in Building 31 at the time the option is exercised. Each renewal period shall be governed by the same terms and conditions of this lease excepting Base Rental, as defined in Article 3 hereof, which shall be governed by the following schedule:

     A. First Option Period: 5% increase over the Base Rental at the time the option is exercised for that space under lease.

     B. Second Option Period: 5% increase over first option period Base Rental at the time the option is exercised for that space under lease.

     C. Third Option Period: 5% increase over second option period Base Rental at the time the option is exercised for that space under lease.

In addition, the parties intend that the phrase "governed by the same terms and conditions" shall be applicable as to each successive Renewal Period, but shall not apply to provide additional renewal options beyond the Third Option Period. In each instance the Base Year for the calculation of property tax and operating expense adjustments remains the same as defined in Article 4 hereof.


15.  LANDLORD'S COVENANTS

      Without limiting the generality and effect of any other provision of this lease, Landlord covenants that:

      (A)(i) Landlord has the right and authority to execute this lease; (ii) that Tenant, on paying the rent herein reserved and upon performance of all the terms and conditions of this lease on its part to be performed, shall at all times during the term hereof peacefully and quietly have, hold and enjoy the leased Premises; (iii) Landlord further covenants and agrees that Tenant's employees, agents, invitees and visitors shall have the right at all times to unhindered access to and egress from the Building, the Premises and parking lot.

      (B) To the extent permitted by the laws and insurance regulations of Alabama, without penalty or extra premium charge therefor, the respective parties hereto hereby waive and release any and all claims, demands and causes of action which each might have against the other party, either for damage to or loss of any part of the leased Premises, the Building, or of any adjoining premises belonging to Landlord, or for damage to or loss of any of the contents and/or leasehold improvements belonging to Tenant, arising from perils ordinarily insured against under a standard fire and extended coverage insurance policy whether or not such damage or loss is occasioned by the negligence of the respective parties, or either of them, their agents, servants or employees to the extent of said coverage against perils ordinarily insured against under a standard fire and extended coverage insurance policy. The provisions of this Paragraph B shall prevail over the provisions of Article 10 of this lease.

      (C) Landlord will furnish the following facilities, maintenance and services, at its expense subject to Article 4 and Article 16, and in a first-rate manner commensurate with the usual standard of a first class office building:

           (i) Electricity for ordinary office uses including normal lighting, and normal business machines.

           (ii)    Elevator service at all times.

           (iii) The painting of all portions of walls, columns, and partitions, other than moveable partitions, as is necessary to maintain the leased Premises in a first-class condition. Provided, however, Landlord shall completely repaint the Premises during the third year of the initial lease term and during the third year of any renewal term in all space leased by Tenant, at Landlord's sole expense. Said repainting(s) shall be done in colors selected by Tenant from Landlord's Tenant Finish Standards, but in the manner and at times mutually convenient to Landlord and Tenant. Such repainting of the entire Premises shall not be subject to Article 4, of this lease.

           (iv) Heating, ventilating and refrigerated air conditioning, in season, in accordance with ASHRAE standards during the hours from 7:30 a.m. to 5:30 P.M., Monday through Friday, and 7:30 A.M. to 12:30 P.M. Saturday (hereinafter referred to as "Building's Regular Business Hours"), except holidays observed jointly by Landlord and Tenant. Provided however, Landlord agrees, at Landlord's cost subject to Article 4 and
                   Article 16 hereof, to provide all Building services and utilities for Tenant on those holidays where the Building is considered closed but Tenant's offices are open for business.

           (v) Building access and all services and utilities necessary to permit use of the leased Premises by Tenant at any time after Building's Regular Business Hours, subject to the provisions of Article 16.

           (vi) Toilet facilities as indicated on Exhibit A-3, A-4, A-5 and A-6, attached hereto, together with necessary toilet supplies, hot and cold water, and sewage disposal.

           (vii) Repair and replacement of Building Standard window draperies and rods, if any, and/or blinds, as necessary.

           (viii)  Refrigerated drinking water.

           (ix) Janitorial services on a five (5) day per week basis, which janitorial services shall include:

                   Daily-Five days per week (Monday through Friday, after Tenant's business hours, except Holidays).

                               CLEANING SCHEDULE

(a)  General Cleaning-Nightly

      1.  Clean entrance doors

      2. Dust, sweep or vacuum all flooring and carpeting and insure dust free flooring.

      3. Empty and clean all waste baskets, ash trays, etc., damp dust as necessary.

      4.  Clean cigarette urns and replace sand or water as necessary.

      5.  Remove wastepaper and waste materials to a designated area.

      6. Dust and wipe furniture, fixtures, desks, equipment, displays, telephones and window sills.

      7.  Dust or damp dust counters, work tables, shop windows and metal trim.

      8.  Wipe fingerprints, smudges, ink stains from all surfaces.

      9.  Brush upholstered furniture.

     10.  Dust baseboards, chair rails, trim, louvres, etc. (within reach)

     11.  Wash drinking fountains.

     12.  Wash counter tops.

     13.  Wash floor mats.

     14.  Wipe name plates.

     15.  Leave locker and service closet in a clean and orderly manner.

     16. After each day's cleaning, Landlord will turn off the lights in the Premises and lock all access doors to the Building and Premises.


(b)  Lavatory Cleaning-Nightly

      1.  Sweep and wash flooring with a germicidal solution.

      2.  Wash and polish mirrors, powder shelves, brightwork, etc.

      3. Wash both sides of toilet seats and urinals including piping, hinges, bowls, basins, etc. with a germicidal detergent solution.

    4.  Dust partitions, tile walls, dispensers and receptacles.

    5.  Empty and clean towel and sanitary disposal receptacles.

    6.  Remove wastepaper and refuse to a designated area.

    7. Refill toilet tissue holders, soap and towel dispenses with high quality supplies furnished by Landlord.


(c)  Recurrently as Necessary

    1. Dust door louvres and other ventilating louvres within reach when necessary.

    2. Remove fingerprints from metal partitions and other similar surfaces when necessary.

    3.  Wash and polish glass or glass topped furniture as required.

    4. Machine or hand scrub lavatory floor with germicidal solution when necessary.

    5.  Machine or hand scrub entrance flooring as necessary.

    6.  Clean lights, globes and lighting fixtures as required.

    7. Rub down entrance way metal and other high level brightwork as necessary.

    8.  Keep Premises free from rodents, insects and pests.

    9.  Replace flourescent tubes and ballasts as necessary.

   10.  Spot clean carpet as necessary.


(d)  Weekly Cleaning

    1. Damp mop and touch up vinyl asbestos tile areas in traffic areas and pivot points, buff if necessary.


(e)  Monthly Cleaning

     1. Wash lavatory partitions, tile walls and enamel surfaces with germicidal detergent solutions.

     2.  Dust exterior of lighting fixtures.

         3.  Dust down entrance walls.

         4.  Dust pictures, frames, etc. not reached in nightly cleaning.

         5.  Dust exterior of lighting fixtures, overhead pipes, sprinklers.

         6.  Dust blinds/window hangings and window frames.

         7. Dust all vertical surfaces such as partitions, etc. not reached in nightly cleaning.

         8. Wash and apply coating of slip prevention finish to all resilient floor areas once each month. (Strip finish periodically and apply two coats.)


(f)  Window Washing

         1.  Wash interior and partition glass as required.

         2.  Wash exterior windows inside and out as required.


(g)  Entrance Lobby

         1.  Clean entrance doors nightly.

         2.  Wash and scrub clean lobby floor as required.

         3.  Wash lobby windows inside and out once a month.


(h) Tenant shall have the right, upon occupying one hundred percent of the Building, to assume the obligations of Landlord for cleaning Tenant's Premises, if Tenant should become dissatisfied with the quality of these cleaning services provided by Landlord. The cost of said cleaning services will then be borne by the Tenant rather than the Landlord.


16.  ADDITIONAL SERVICES

     (1) Landlord shall provide heating, ventilation and air-conditioning at times other than during Building's Regular Business Hours subject to the following provisions:

          (a) Tenant shall notify Landlord of the necessity for after-hours heating and air conditioning services no later than 2:00 P.M. on the day such services are required; provided however, that notification for services required on Saturday or Sunday must be given by 2:00 P.M. on the preceding Friday. Said notification may be verbal, but shall be reduced to writing within two (2) business days thereafter.

          (b) Tenant shall pay a charge of $20.00 per hour floor for the first floor required by Tenant and a charge of $15.00 per hour per floor for each additional floor required by Tenant for said service after-hours. Said charge will be billed monthly by Landlord and Tenant shall pay Landlord within fifteen (15) days of receipt of such bill.

          (c) The said charges of $20.00 and $15.00 per hour per floor, as set forth above, shall be subject to increases from time to time due to increases in the cost of electricity as charged by Alabama Power Company, or successor thereto, over the cost of electricity as charged by Alabama Power Company for the month of July 1980.

     (2) Landlord and Tenant recognize that electricity consumed by Tenant may be in excess of electricity consumed in comparable office buildings for ordinary lighting levels and normal business machine usage during normal operating hours; and agree that at the end of the Base Year, Tenant and Landlord will attempt, in good faith, to quantify such excess use of electricity, if any. Tenant further agrees to pay to Landlord the cost of such excess electricity used during the Base Year and agrees that the Base Year Operating Expenses shall be reduced by the amount of such excess.

     (3) Tenant shall pay for all electricity required to operate data-processing computer machine installation(s) and ancillary key-punch or other data-input operations contained in separate data-operations rooms. Such operations shall be separately metered and billed, at the rate then in effect with Alabama Power Company, monthly, directly to Tenant by Landlord. Tenant shall pay Landlord such additional charges within fifteen (15) days or receipt of said bill. Furthermore, Tenant shall be solely responsible for the cost of furnishing, operating, maintaining, and repairing the heating, ventilating and air conditioning system required for data-processing and data-input rooms installations.

17.  DEFAULT BY LANDLORD

      If Landlord shall default in fulfilling any of the covenants or provisions of this Lease on its part to be performed and shall fail to remedy the default within thirty (30) days (except that any default consisting or amounting to dispossession of the Tenant shall be immediately actionable) after Tenant shall have given Landlord written notice of such default, then Tenant shall have the rights, powers or remedies permitted to it by law and shall have, without limiting the generality of the foregoing, the right to (a) remedy Landlord's default and charge Landlord for the cost of remedying the default by withholding rent or otherwise, or (b) allow the default to continue and reduce the payment of rent by reason of the default. If Landlord does not remedy such default within one hundred eighty (180) days after Tenant's written notice of default, then Tenant, while such default shall continue, shall have the further right to give Landlord written notice of its intention to terminate this Lease on the date of such notice or on any later date; and on the date specified in such notice, Tenant's obligation to pay rent shall cease and this Lease shall terminate. Provided, however, that Tenant shall not have the right to terminate this Lease as aforesaid if Landlord is using his best efforts to cure said default.


18.  COMPLIANCE WITH LAW

      Landlord shall at its own expense promptly observe and comply with all present and future laws, ordinances, requirements, orders directions, rules and regulations of the federal, state, county and city governments and of all other governmental authorities having or claiming jurisdiction, directly or indirectly, over the Premises, Building or appurtenances or any part thereof (including, but not limited to, such regulations or standards as are or may be promulgated under the Federal Occupational Safety & Health Act of 1970 as amended or similar federal, state or local requirements pertaining to the Tenant's use of the Premises and the Building), whether the same are in force at the commencement of the term or may in the future be passed, enacted or directed. Without limiting the generality of the foregoing, the Landlord shall also procure each and every permit, license, certificate or other authorization required in connection with the lawful and proper use of the Premises, Building, or appurtenances or any part thereof, as now or hereafter constituted.


19.  CONDEMNATION

      In the event the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority this lease shall terminate and expire as of the date of taking and each party shall be released from liability to the other except to the extent that any rents paid for periods subsequent to the date of taking shall be refunded to Tenant.

      In the event that a portion of the Premises or a portion of the Building of which the Premises are a part is condemned or taken by eminent domain so as to render the Premises substantially unusable, Tenant shall have the right to cancel and terminate this lease effective as of the date of taking by giving notice to Landlord of that intention within forty-five (45) days after receipt from Landlord of notice of such appropriation or taking. Any taking or appropriation by eminent domain proceedings or condemnation shall be deemed to render the Premises substantially unusable hereunder if such appropriation or taking will result in Tenant's ability to use any portion of the Premises in the manner in which and for the purposes for which it has been or may be used under this lease. In the event of such termination each party shall be released from liability to the other except to the extent that any rents paid for periods subsequent to the date of taking shall be refunded to Tenant.

      Eminent domain proceeds shall be paid to Landlord, but the Landlord shall, and hereby does, assign to Tenant an amount out of such award equal to the sum of (a) the amount attributable to Tenant's trade fixtures and personalty in the Premises so taken, which fixtures and personalty Tenant elects not to remove;
(b) the cost incurred by Tenant in moving from the condemned Premises in the event the lease is terminated.

     In the event that less than the whole of the Premises are so appropriated or taken and Tenant elects not to terminate this lease but shall remain in the portion of the Premises not so appropriated or taken, then the Base Rent to be paid hereunder to Landlord shall abate and Tenant shall pay only the portion of the Base Rent that is in proportion to the space remaining.


20.  RULES AND REGULATIONS

     Tenant covenants that the rules and regulations appended hereto as Exhibit B, unless in conflict with the terms and provisions of this lease, and such other further rules and regulations as the Landlord may make and which are, in Landlord's judgment, necessary and appropriate for the general well being, safety, care and cleanliness of the Premises and the Building of which they are a part, shall be faithfully kept, observed and performed by Tenant, its agents, servants and employees, but only to the extent that such rules and regulations are reasonable and uniformly applied to all tenants in the Building and not in conflict with the terms of this lease.


21.  ENTIRE AGREEMENT

     It is expressly understood and agreed by and between the parties hereto that this lease and the exhibits appended hereto set out all the promises, agreements, conditions, inducements and understandings between Landlord and Tenant relative to the Premises and that there are not promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, express or implied between them except as herein set forth. This lease shall not be modified or amended in any manner except by an instrument in writing executed by the parties.

22.  NOTICES

     Any notice to be given by either party to the other pursuant to this lease or to the provisions of any law, present or future, shall be given by registered or certified mail, return receipt requested, addressed to the party for whom it is intended at the address stated below or any other address designated.

     If to Landlord:  Vice President                   Vice President
                      Metropolitan Life            &   Metropolitan Life
                      Insurance Company                Insurance Company

                      One Madison Avenue               47 Perimeter Center East,

                      New York, New York, 10010        Suite 650

                                                       Atlanta, Georgia, 30346


     If to Tenant:    Vice President-Finance and Administration

                      Combustion Engineering, Inc.

                      Inverness Center, Building 31

                      Birmingham, Alabama 35243

with a copy to: Combustion Engineering, Inc., Corporate Real Estate Department, 1000 Prospect Hill Road, Windsor, Connecticut 06095.


23.  MEMORANDUM OF LEASE

     The parties agree that concurrently with the execution of this lease they shall execute a memorandum of lease, in recordable form, to be recorded in the land records of Shelby County setting forth:

               (a)  names of the parties hereto

               (b)  addresses of the parties hereto

               (c)  the existence of any renewal options

               (d) any other terms required by statute or deemed appropriate by the parties; provided, however, that Tenant's rights to expand the Premises shall not be included in such a memorandum.

24.  GOVERNING LAW

     This lease shall be construed in accordance with the laws of the State of Alabama.


25.  DAMAGE AND DESTRUCTION

     If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Premises or any part thereof or any portion of the Building are partially damaged or rendered partially unusable by fire or other casualty, such damages shall be repaired by and at the expense of Landlord and this Lease shall not terminate, and the Base Rent, until such repair shall be completed, shall be apportioned from the day following the casualty according to the part of the Premises which is unusable. If said repairs are not completed within one hundred eighty (180) days from the date of said damage or if said repairs have not commenced within thirty (30) days from the date of said damage, or Landlord is not proceeding diligently after commencing with said repairs, then this Lease shall be immediately terminable at the option of the Tenant.

     Landlord shall give Tenant written notice within ten (10) days after the date of any casualty as to whether said repairs can be completed within one hundred eighty (180) days; if said repairs cannot be completed within one hundred eighty (180) days or if Landlord fails to give proper notice within ten
(10) days, then Tenant shall have the right, at Tenant's option, to terminate this Lease anytime after receipt of Landlord's notice or said ten (10) day period.

     If the Premises are totally destroyed by fire or other casualty, then the Base Rent and all other charges due from Tenant pursuant to this Lease shall be paid up to the time of the casualty and at either party's option this Lease shall terminate, provided written notice is given the other party within 30 days of such destruction.

26.  BUILDING SIGNAGE

     At the request of Tenant, Landlord shall design, install and maintain an exterior, free-standing sign to be located at the street entrance to Building 31 and/or adjacent to Building 31. The cost of the sign and installation at the street entrance and adjacent to the Building shall be paid by Tenant. Such signs shall conform to municipal and other applicable laws and regulations and shall be subject to Tenant's approval as to their design, size and location.

     Tenant may design, install and maintain at its expense signs containing Tenant's corporate identification and lettering and other appropriate information on, above or beside all doors leading into the Premises, in accordance with Combustion Engineering, Inc.'s corporate standards and Landlord's signage standards and subject to Landlord's approval as to their design, size and location, which approval shall not be unreasonably withheld or delayed.

     Landlord shall maintain at its expense in the Building lobby a suitable directory for the tenants in the Building and Tenant shall be allotted, without charge therefor, Tenant's prorata share of the spaces on such directory, as determined by Article 4 (C). Landlord agrees that such directory shall list, as Tenant shall determine, Tenant's name and the name of any affiliate or subtenants.


27.  RIGHTS OF SALE AND FIRST REFUSAL.

     If Landlord shall desire to sell the Building and the Real Property, apart from the rest of Inverness Center, Landlord may consummate such sale only if
(a) such sale is to a corporation affiliated with Landlord, or (b) compliance has been made with the provisions and conditions of Subsections (i) through
(v) of this Article 27.

     (i) Landlord shall deliver to Tenant a written statement reflecting the price for which, and the terms upon which, Landlord would be willing to sell the Building and the Real Property.

     (ii) Tenant shall have the right to purchase the Building and the Real Property at the price and on the terms contained in such statement.

     (iii) Tenant shall have a period of thirty (30) days after the service of such statement to serve upon Landlord a notice which shall specify whether Tenant shall purchase the Building and the Real Property. If Tenant fails to respond within the allocated time, Tenant shall be deemed to have elected and agreed not to purchase. If Tenant shall have served upon Landlord a notice specifying that Tenant shall purchase the Building and the Real Property, and if Tenant shall thereafter fail or refuse to close such purchase as required by Subsection (iv) of this Article 27, Landlord may bring (1) any proceeding in the nature of injunction or other equitable remedy, it being acknowledged by Tenant that damages at law may be an inadequate remedy for such failure or refusal of Tenant to close such purchase, and (2) any action at law against Tenant in order to recover damages.

     (iv) Any closing in respect to the sale of the Building and the Real Property to Tenant shall be held within thirty (30) days after the notice sent by Tenant as provided in Subsection (iii) of this Article 27.

     (v) If Tenant elects not to purchase the Building and the Real Property, Landlord will have the right for a period of one year from its delivery of the statement described in Subsection (i) of this Article 27, to sell the Building and the Real Property at a price and on terms no less favorable to Landlord than those specified in such statement. For the purposes of this Section 27, the price for which and the terms upon which Landlord shall sell the Building and the Real Property shall be deemed "less favorable to Landlord" than those reflected in such statement if (a) the total price is lower than that set forth in such statement, (b) a lesser portion of the price is paid in cash at the time of the sale than that set forth in such statement, or (c) the portion of the price not paid in cash at the time of the sale is payable over a longer period of time, at a lower interest rate or with lower periodic payments than those set forth in such statement. If Landlord does not sell the Building within one year from delivery of the statement described in Subsection (i) above then Tenant's rights as described in Subsections (i) through (iv) shall reapply after said one year period.

           If Landlord decides, after notice to Tenant as described in Subsection (i) above, to sell the Building on terms "less favorable to Landlord" as described in Subsection (v) above; then Landlord must notify Tenant of said less favorable terms and Subsection (ii) through (iv) shall reapply.

28.  PARKING

     Landlord shall provide, at no expense to Tenant, one parking space for each 240 square feet of office space leased in Building 31 by Tenant during the initial lease term or any extension thereof. This ratio shall remain constant and shall apply equally to any expansion space, other than basement space, leased by Tenant. Said parking spaces shall be located in the paved and lighted parking lot adjacent to the Building as shown in red on Exhibit A-2 attached hereto. Landlord shall provide, as part of the agreed upon parking, five parking spaces for each floor Tenant occupies completely as reserved parking. These spaces shall be appropriately marked by Landlord and located as outlined in blue on the attached Exhibit A-2.

29.  EATING FACILITY

     As part consideration for Tenant entering into this lease, Landlord agrees, covenants and warrants that it shall provide a sandwich eating facility in the basement of Building 31 for the common use of Tenant's employees, invitees and others within thirty (30) days after Tenant takes occupancy. Thereafter, Landlord shall use its best efforts to provide such a facility. Said facility shall be adequate to provide sit down service for approximately sixty (60) persons, and shall provide facilities for the warming of food but not for the cooking of food.

30.  ADDITIONAL CONSTRUCTION

     Landlord hereby covenants and agrees that all other buildings to be built in Inverness Center will be comparable in quality to Building 31. Landlord will take reasonable measures to protect Tenants's property and personnel from loss and injury and to avoid disrupting Tenant's regular business routine during any construction.

31.  FIRE ALARM SYSTEM

     Landlord agrees to install and maintain internal fire alarm system, including emergency lighting in fire stairs and fire extinguishers and fire hose cabinets adjacent to the fire stairs on each floor, at no cost to Tenant. Said alarm system shall comply with all present and future requirements of federal, state, county and city governments and of all other governmental authorities having jurisdiction.

32. MEASUREMENT OF PREMISES


     The rent stated in Article 3 is calculated on the basis of $9.25 per square foot per year for the net rentable floor space occupied on floors 1 through 6 by Tenant. The net rentable floor space was calculated by using the following basis of measurement:

          (1) The net area of a single tenant office floor, other than the first floor, is computed as follows:

               (a) Measure from the inside surfaces of the glass in the outer Building walls to the inside surfaces of the glass in the opposite outer Building walls and calculate the resulting square foot area;

               (b) Measure the following excluded area: Building stairs, fire towers, elevator shafts and elevator machine rooms with their enclosing walls, tank rooms, flues, vents, stacks, ducts, and pipe shafts with their enclosing walls, except those in columns and projections necessary to the Building and calculate the resulting square foot area. The square foot area resulting from subtracting (b) from (a) is the net rentable area.

          (2) The net rentable area of a multi-tenant office floor, other than the first floor, is computed as follows:

               (a) Measure from the inside surfaces of the glass in the outer Building walls to the inside surfaces of the glass in opposite outer Building walls and calculate the resulting square foot area;

               (b) Measure the Premises from the inside surfaces of the glass in the outer Building walls to the inside surfaces of the glass in the opposite Building walls or to the middle of any demising walls or corridor walls or to the outside surface of any core walls wherever applicable and calculate the resulting square foot area;

     (c) Measure the following excluded areas: Building stairs, fire towers, elevator shafts, elevator machine rooms with their enclosing walls, tank rooms, flues, vents, stacks, ducts and pipe shafts with their enclosing walls, except those in columns and projections necessary to the Building and calculate the resulting square foot area;

     (d) Measure the following common areas: passenger and service elevator lobbies, men's and women's rest rooms, telephone, electric and janitor closets, and common corridors and calculate the resulting square foot area.

                         Tenant's square foot area is developed by applying the
                   results of (a) (b) (c) and (d) above in the following formula:

                   (1) a-(c+d)=e (Net usable floor area)
                   (2) b/e = f%  (Tenant's share of net usable floor area)
                   (3) f% x d=g  (Tenant's share of common area)
                   (4) b+g =      Tenant's net rentable area on a multi-tenant
                                  floor.

                    The square foot area for basement space is calculated by measuring the distance between the inside surface of two opposite perpendicular walls and the distance between the two adjacent opposite perpendicular walls. The two numbers derived should be multiplied to arrive at a square foot area. The square foot area resulting is multiplied by $4.00 and the result is the annual rent for basement space.

          (3) The net rentable area for space occupied on the first floor of the building is computed as follows:

               (a) In the event the first floor is occupied by tenants other than Tenant, the formula for computing the area of a multi-tenant office floor is used, as described hereinabove in Section (2) of this Article 32, except that the area of the Building entrance lobby is included in the common areas set forth in subsection (d) of said section
                    (2);

               (b) In the event the first floor is occupied completely by Tenant, the formula for computing the area of a single tenant office floor is used, as described hereinabove in Section (1) of this Article 32, except that the area of the Building entrance lobby is included in the Tenant's space as set forth in subsection (a) of said Section (1).


33.  PREPARATION OF PREMISES

     (A) Prior to the commencement date of this lease Landlord will, at Landlord's sole cost, complete the following improvements to the Building and Premises in a first class and workmanlike manner:

          (1) Finished, insulated and soundproofed perimeter walls, core walls, corridor walls and demising wall on the third floor and basement of the Building.

          (2) Two (2) building standard, solid core, tenant entrance doors on third floor and one (1) in the basement of Building with building standard hardware and locksets;

          (3) Building standard finished elevators, stairwells, core walls, building entrance, first floor elevator lobby and building standard restrooms on all floors; and elevator lobby on the multi-tenant floor.

          (4) Suspended 2' X 2' lay-in-grid accoustical tile ceiling throughout the Premises, excluding basement space, and factory finished panels.

          (5) Recessed lighting fixtures, installed as specified on lighting plans to be approved by Tenant prior to installation, sufficient to maintain a minimum of 80 foot candles of illumination at desk level uniformly distributed throughout the Premises, excluding basement space, complete with acrylic lenses, lamps and ballasts on floors one through 6 of the Building; and a minimum of 50 foot candles of illumination in the basement supplied by hanging strip lighting.

         (6) Building standard Levelor blinds with all necessary hardware at all windows. Building standard drapery pockets at all windows on the second through sixth floors of the Building.

         (7) Finished and operational distributed HVAC system for standard office space designed and operable in accordance with ASHRAE standards and Tenant's final floor plans, excluding basement space. This shall include all mechanical equipment, duct work distribution and thermostatic controls. Any HVAC equipment required in addition to the standard HVAC system serving the Building shall be at Tenant's sole expense. The HVAC system will be controlled by a thermostat covering each of the eight (8) separately zoned areas on each floor. The thermostats will be located in close proximity to that building area which the thermostat controls.

         (8) Emergency lighting in fire stairs, hand fire extinguishers and fire hose cabinets adjacent to the fire stairs on each floor and any other fire and emergency equipment required by local, state and federal authorities applicable to standard office space.

     (B) In addition to performing the above stated work, Landlord shall provide Tenant with an allowance of $6.00 per net rentable square foot leased, excluding any basement areas, which will be a total of $318,276. Said lump sum amount can be used by Tenant in any manner it so chooses, including the purchase of movable partitions and furniture. Tenant and Landlord hereby agree that Landlord will control such funds, and will make disbursements therefrom upon written request by Tenant.

     (C) All such work performed by Landlord on Tenant's behalf shall be done as shown on and to the extent required by Tenant's interior layout plans attached hereto as Exhibits A-3, A-4, A-5, A-6 and A-7.

Landlord will certify that the Building structural design recognizes and accommodates the weight of Tenant's furniture and equipment as shown on Tenant's floor plans.

     Within fifteen (15) business days after execution of this lease, Tenant shall notify Landlord of Tenant's approval for Landlord to proceed with Tenant's Work or notify Landlord of any changes Tenant desires to make. Landlord shall perform the rest of Tenant's Work in accordance with the terms of this lease. If Tenant shall have failed to respond to Landlord's price within said period, Tenant shall be deemed to have approved same.

     Any changes in Tenant's Work proposed by Tenant subsequent to the submission and approval of Tenant's plans shall, to the extent possible, be priced based upon the unit price schedule attached hereto as Exhibit C and made a part hereof and be subject to Landlord's approval, which approval Landlord agrees not to unreasonably withhold or delay. It is understood between the parties that the unit prices shown on Exhibit C are valid through August 1, 1980. If, subsequent to the submission and approval of Tenant's plans and the determination of Landlord's price, Tenant requests a change in Tenant's Work, and such change, in Landlord's opinion, shall increase the overall cost to Landlord of performing Tenant's Work, and if Landlord shall so notify Tenant prior to taking action with respect to any such change, Landlord may predicate its making of such change upon the adjustment of Landlord's price to reflect any increased cost to Landlord of such change. If Tenant requests a change in Tenant's Work after such submission, approval and determination, which change shall decrease the overall cost to Landlord of performing Tenant's Work, Tenant may request an adjustment of Landlord's overall price to reflect any such decrease.

     (E) If Landlord's price shall exceed Tenant's allowance as determined by Subparagraph (B) above, Tenant shall pay to Landlord the amount of such excess within twenty (20) days after Tenant occupies the Premises upon receipt of Landlord's invoice itemizing any excesses. Any amounts not paid within said twenty (20) days shall bear interest at the rate of 1 1/2% percent per month. If Landlord's prices shall be less than Tenant's allowance as determined by Subparagraph (B) above, Tenant shall receive a rent credit equal to the amount of any difference between Landlord's overall price and Tenant's allowance as a reduction in Tenant's first and succeeding monthly rent payment until the credit has been exhausted.

     (F) During the construction of the Building and the performance of Tenant's Work in the Premises, Tenant, its agents and employees shall be afforded reasonable access and entry to the Building and Premises at all reasonable hours for the purpose of inspecting and verifying construction of the Building and Premises as herein provided and the performance of Tenant's Work and all other work in the Premises required by Exhibits A-3, A-4, A-5, A-6 and A-7, provided, however, that such access and entry does not unreasonably interfere with the performance of such construction or other work.

     (G) Landlord at its expense shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Work and for final approval thereof upon completion, and shall cause Tenant's Work to be performed in compliance therewith and with all applicable laws and requirements of state and local public authorities, and in good and workmanlike manner; provided, however, that Landlord and Tenant shall cooperate reasonably and expeditiously in making reasonable changes in Tenant's plans necessary to obtain such permits, certificates and approval.

     (H) Landlord hereby warrants the work performed by its contractors and subcontractors for a period of one (1) year from the date of the occupancy of the Premises by Tenant against defects in workmanship and materials in the construction of the Building and Premises. During the period of this warranty, the Landlord agrees to promptly repair or make good, without cost to Tenant, any and all such defects in workmanship and materials upon receipt of notice thereof from Tenant. Further, Landlord hereby agrees to name Tenant as its joint beneficiary, as their interest may appear, on any warranty in excess of said one (1) year period, received by it from its contractor or subcontractors with respect to individual trade bonds, warranties, or guarantees specified under the various trade sections of the specifications. The foregoing covenant shall in no wise affect or limit Landlord's obligations to make repairs as elsewhere provided in this Lease to Tenant.

34.  INVERNESS COUNTRY CLUB

     Landlord agrees to provide Tenant, at no cost to Tenant, fifteen (15) individual dining privileges at the Inverness Country Club for the purpose of utilizing the club's dining facilities. Said dining privileges shall be provided by Landlord from the date of Tenant's occupancy of the Premises to the expiration date of the initial term of this Lease. Tenant shall furnish to Landlord continuously updated lists of the 15 individuals and their positions with Combustion Engineering to whom these privileges pertain.

     If Landlord continues to own the Inverness Country Club after the initial term of this Lease, and if, in Tenant's reasonable judgment there are no eating facilities comparable to the Inverness Country Club within two (2) miles of the Building, then Landlord will continue to provide Tenant with fifteen (15) dining privileges at the Inverness Country Club, at no cost to Tenant. The fifteen (15) dining privileges will continue to be provided until Landlord sells the Country Club or until comparable dining facilities are opened within
(2) miles of the Building in Tenant's reasonable judgment.

     In the event that comparable eating facilities are available within two miles of the Building, after the initial five year term of this Lease, then Tenant may, at Tenant's option and expense, continue the use of fifteen (15) dining privileges at the Inverness Country Club for any extended lease term.


35.  OPTION FOR ADDITIONAL SPACE

     (A) Landlord hereby grants Tenant the option to acquire additional office space on Floors 1, 2, and 3 of the Building, in accordance with the following schedule:

          (1) Landlord agrees to limit all leases on the third floor and approximately one-half of the contiguous space on the second floor of the Building to a maximum lease term of three (3) years. Tenant will have the option to acquire all the office space on the third floor and approximately one-half of the second floor as the initial lease(s) expire. In any event all space on the third floor and approximately one-half of the second floor will be made available no later than January 1, 1984.

          (2) Landlord agrees to limit all leases on the first floor and approximately one-half of the second floor of the Building to a maximum lease term of five (5) years. Tenant will have the option to acquire all the office space on the first and approximately one-half of the second floor of the Building as the initial leases expire. In any event all space on the first and second floors will be made available to Tenant no later than January 1, 1986.

               Landlord will furnish Tenant a continuously updated list, as leases are made for space on the first, second and third floors of the Building. The list shall include the amount of the square feet under lease, the location of the space drawn on a 1/8" scale typical Building floor plan, the lease expiration date and the space presently vacant in the Building. Tenant shall advise Landlord in writing no later than six (6) months in advance of each lease expiration date of its intent to acquire any space or within ten (10) days of the date space becomes vacant for any other reason. Any space so acquired by Tenant shall be subject to all the same terms and conditions of this lease including termination date except as provided herein.

          (B) In addition to the options for additional space granted to Tenant, as stated herein, Tenant shall have the right to lease any unleased space in the Building and to lease any leased space that becomes vacant for any reason from time to time on the same terms and conditions as contained in sections (D) and (E) of this Article 35. Landlord shall inform Tenant monthly of the status of any negotiations concerning unleased or vacant space and Tenant shall inform Landlord within a reasonable time thereafter of Tenant's desire to acquire any of said vacant or unleased space. At the request of Tenant, Landlord shall lease to Tenant any vacant space available unless Landlord has made a binding commitment to lease the requested space to a third party.

     (C) If Tenant does not acquire all the space in the Building as provided for herein, Landlord may re-lease any space not acquired for a maximum term of five (5) years. Tenant shall have the option to acquire any remaining space in the building at the expiration of the said five (5) year lease term in the same manner as provided herein.

     (D) The rental schedule for all expansion space acquired in accordance with this Article 35 shall be as follows:


          (1) The rental rate for all space acquired on the third floor will be at $9.25 per net rentable square foot per year plus accumulated escalations as determined by Article 4.

          (2) The rental rate for all space acquired on the first floor and second floor prior to the end of the initial lease term of five
               (5) years and the First Option period, years 6 through 10, will be at the lower of the ten current market rate for said space based on the rental rates for comparable space in Inverness Center, (hereinafter referred to as "Market Rate"), or an increase of 10% over the base rental rate then in effect for Tenant's fourth, fifth, and sixth floor space, plus accumulated escalation as determined by Article 4. The rental rate for said space acquired during the Second Option Period, or lease years 11-15, shall be at the lower of the Market Rate or 20% over the base rental rate then in effect for Tenant's fourth, fifth and sixth floor office space, plus accumulated escalation. The rental rate for space acquired during the Third Option Period or lease years 16-20, shall be at the lower of the Market Rate or 30% over the base rental then in effect for Tenant's fourth, fifth and sixth floor office space, plus accumulated escalation.

     (E) All expansion space acquired in accordance with this Article 35 shall be prepared for Tenant's occupance by Landlord in accordance with the following schedule:

          (1) If the expansion space acquired by Tenant had not been previously occupied by tenants, agent or Landlord, then Landlord shall prepare the space for Tenant's occupancy in accordance with Article 33.

          (2) If the expansion space acquired by Tenant had been previously occupied by tenants, agent or Landlord, then Landlord shall, at Landlord's expense, perform any demolition work required by Tenant for its use of the space, and Tenant shall, at Tenant's expense, perform any construction work relating to interior leasehold improvements notwithstanding the provision of Article 33 hereof.


36.  BUILDING RECEPTION AREA

     Landlord agrees that Tenant shall have the right to establish a reception area in the Building entrance lobby area when Tenant occupies 100 percent of the Building. Landlord also agrees that no other tenant shall have the right to use the Building entrance lobby as a reception area at any time.


37.  AGENT'S COMMISSION

     Landlord and Tenant agree that Taylor & Mathis of Alabama, Inc., acted as sole Agent for the purpose of this lease. It is understood that any fee due Agent is the responsibility of Landlord and the same shall be paid by Landlord. Landlord agrees to pay Agent as compensation for Agent's services rendered in procuring this Lease, the first full month's rent paid hereunder and thereafter 5 percent (5%) of all rental paid to Lessor as rent for the Premises or any part thereof, whether paid under this Lease or otherwise, and Landlord with consent of Tenant, hereby assigns to Agent that portion of such rental payment constituting the aforesaid commission. If the term of this Lease is extended or renewed, or if this Lease is amended to cover any other premises as an expansion of, renewal of, or substitute for, the Premises herein leased or any part thereof, or if a new lease is entered into between Landlord and Tenant covering the Premises, or any part thereof, or covering any other premises as an expansion of, renewal of, or substitute for the Premises herein leased or any part thereof, then in any such said events, Landlord, in consideration of Agent having procured Tenant hereunder, agrees to pay Agent 5 percent (5%) of all rental paid to Landlord under such extensions, renewals, amendments or such new lease. Agent agrees in the event Landlord sells Premises that upon Landlord's furnishing Agent with an agreement signed by Purchaser, assuming Landlord's obligations to Agent under this Lease, that Agent will release original Landlord from any further obligations to Agent hereunder. Agent is a party to this Lease solely for the purpose of enforcing its rights under this Lease, and it is understood by all parties hereto that Agent is acting solely in the capacity as Agent for Landlord, to whom Tenant may look as regards all covenants, agreements and warranties herein contained.


     38.  USUFRUCT ONLY

          This contract shall create the relationship of landlord and tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale.


     39.  STATUS REPORTS

          Recognizing that Landlord may find it necessary from time to time to establish to third parties such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, Tenant agrees upon the written request of Landlord, made from time to time by notice, to furnish promptly a written statement (in recordable form, if requested) on the status of any matter pertaining to this Lease to the best of the knowledge and belief of the Tenant making such statement. This lease and all the agreements, covenants and conditions contained herein shall be binding on the Landlord and Tenant and upon their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have set their hands and seals on the date and year first above written.


                                        LANDLORD

                                        METROPOLITAN LIFE INSURANCE COMPANY


/s/                                         /s/
------------------------------------    ----------------------------------------
                                            By: Vice President

/s/  Judith J. Ross
------------------------------------


                                        ATTEST: /s/
                                                --------------------------------
                                                By: Assistant Secretary


                                        TENANT:

                                        COMBUSTION ENGINEERING, INC.

/s/                                          /s/  R. J. Hallinan
------------------------------------    ----------------------------------------
                                                  By: Vice President

/s/  Patricia J. Sawyer
------------------------------------


                                            /s/
                                        ----------------------------------------
                                                 ATTEST: Assistant Secretary


                                        AGENT:

                                        TAYLOR & MATHIS OF ALABAMA, INC.

/s/  Carroll M. Battey                      /s/
------------------------------------     ---------------------------------------
                                            By: Chairman of the Board
/s/
------------------------------------

                                        ATTEST:

                                            /s/
                                        ----------------------------------------
                                            By: Secretary

STATE OF CONNECTICUT   )

                       )  S.S.

COUNTY OF FAIRFIELD    )

         BE IT REMEMBERED THAT on this 19th day of May 1980, before me, a Notary Public in and for said State, personally appeared R. J. Hallinan, who is personally known to me and known to me to be the identical person described in and who executed the foregoing instrument, and such person duly acknowledged to me the execution of the same as a free and voluntary act and deed for the uses and purposes and consideration therein set forth.

         WITNESS MY HAND AND OFFICIAL SEAL OF THIS OFFICE this day and year above written.

                    /s/

                    Notary Public in and for

                    Fairfield County,



NOTARY PUBLIC
My Commission Expires March 31, 1985  (SEAL)



STATE OF GEORGIA    )

                    )S.S.

COUNTY OF DEKALB    )

         BE IT REMEMBERED THAT on this 3rd day of July 1980, before me, a Notary Public in for said State, personally appeared ____________________, who is personally known to me and known to me to be the identical person described in and who executed the foregoing instrument, and such person duly acknowledged to me the execution of the same as a free and voluntary act and deed for the uses and purposes and consideration therein set forth.

         WITNESS MY HAND AND OFFICIAL SEAL OF THIS OFFICE this day and year above written.

                    /s/

                    Notary Public in and for

                    DeKalb County,


Notary Public Georgia State at Large
My Commission Expires: 9-26-82  (SEAL)

STATE OF          )

                  ) S.S.

COUNTY OF         )

         BE IT REMEMBERED THAT on this 30th day of June 1980, before me, a Notary Public in and for said State, personally appeared C.M. Taylor, who is personally known to me and known to me to be the identical person described in and who executed the foregoing instrument, and such person duly acknowledged to me the execution of the same as a free and voluntary act and deed for the uses and purposes and consideration therein set forth.

         WITNESS MY HAND AND OFFICIAL SEAL OF THIS OFFICE this day and year above written.

                    /s/ Renee H. Williams
                    ---------------------
                    Notary Public in and for




                    ------------------------ County,



Notary Public, Georgia State at Large
My Commission Expires July 29, 1983      (SEAL)

                              MEMORANDUM OF LEASE


         This is a Memorandum of that certain unrecorded Lease dated July 3, 1980 between METROPOLITAN LIFE INSURANCE COMPANY, a New York Corporation, Landlord, whose address is 47 Perimeter Center East, Suite 650, Atlanta, Georgia 30346, and COMBUSTION ENGINEERING, INC., a Delaware Corporation, Tenant, whose address is Inverness Center, Building 31, Birmingham, Alabama 35243, concerning the premises described in Exhibit A attached hereto and made a part and made a part hereof by reference.

         For good and valuable consideration, Landlord leases the premises, together with all appurtenances and easements thereto to Tenant, for the term and under the provisions contained in the above-mentioned unrecorded Lease, which unrecorded Lease is incorporated in this Memorandum by this reference. Tenant is also entitled to the use of parking areas and common eating facility area in the basement of the leased premises, all as described in said unrecorded Lease, for the term of the Lease.

         The term of the Lease is to commence when the demised premises are completed constructed and ready for occupancy, according to the terms of the unrecorded Lease, but no later than January 1, 1981, and will run for a term of five (5) years; ending no later than January 1, 1986.

         Tenant has an option and right to renew this lease for three (3) successive periods of five (5) years each, subject to the terms and conditions of the Lease.

         This Memorandum is not a complete summary of the above-mentioned unrecorded Lease. Provisions in this Memorandum shall not be used in interpreting the lease provisions. In the event of conflict between the Memorandum and the recorded Lease, the unrecorded Lease shall control.

         IN WITNESS WHEREOF the parties hereto have set their hands and seals on the date and year first above written.


                                    LANDLORD:

                                    METROPOLITAN LIFE INSURANCE COMPANY

/s/                                 By: /s/
   ------------------------            ------------------------
                                            Vice President
/s/ Judith J. Ross
   ------------------------

                                    TENANT: COMBUSTION ENGINEERING, INC.

/s/                                 By: /s/ R.J. Hallinan
   ------------------------            ------------------------

/s/ Patricia J. Sawyer
   ------------------------

STATE OF GEORGIA         )
                         )
COUNTY OF DEKALB         )


     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that C.E. Sayres, whose name as Vice President of Metropolitan Life Insurance Company, corporation, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of this Memorandum of Lease, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 3rd day of July, 1980.


                                    /s/ Judith J. Ross
                                    ----------------------------------------
                                    Notary Public
                                    Notary Public Georgia State at Large
                                       My Commission Expires: 9-26-82

                                              (SEAL)



STATE OF CONNECTICUT     )
                         )
COUNTY OF FAIRFIELD      )

     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that R.J. Hallinan, whose name as Vice President of COMBUSTION ENGINEERING, INC., a corporation, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of this Memorandum of Lease, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 19th day of May, 1980.


                                    /s/ Ruth M. Storch
                                    ----------------------------------------
                                    Notary Public
                                               NOTARY PUBLIC
                                       My Commission Expires: March 31, 1985

                                              (SEAL)

                                   EXHIBIT A

The demised premises are a part of a six-story office building, being known as 31 Inverness Center, and being located on Site 7, Inverness Office Park, which has a legal description as follows:

         A part of the Northwest Quarter of the Southwest Quarter of Section 36, Township 18 South, Range 2 West, and the Northeast Quarter of the Southeast Quarter of Section 35, Township 18 South, Range 2 West, being more particularly described as follows: Commence at the Southwest Corner of the Northwest Quarter of the Southwest Quarter and sighting North along the West line of said Quarter-Quarter Section turn an angle left of 44 degrees 12 feet and run Northwesterly 354.20 feet; thence, turn an angle right of 78 degrees 37 feet and run Northeasterly 638.56 feet; thence, turn right 30 degrees 46 feet 30 inches and run Northeasterly 225.67 feet; thence, turn right 90 degrees 42 feet and run Southeasterly 372.33 feet to the Point of Beginning of the tract herein described, said point being on the 496 foot contour of Lake Heather; thence, an angle right of 180 degrees and run Northwesterly 290.25 feet to the right-of-way of Inverness Center Arterial Road; thence backsighting on last course turn an interior angle right of 87 degrees 18 feet and run Southwesterly 80.69 feet to a point of curve to the left; running thence along said curve, having a chord measuring 398.34 feet that forms an interior angle of 164 degrees 42 feet 30 inches, an arc distance of 403.11 feet (said curve having a radius of 755.19 feet and central angle of 30 degrees 35 feet); thence, backsighting on last course turn an interior angle right of 164 degrees 42 feet 30 inches to chord of said curve and run along said southerly right-of-way in a Southwesterly direction 150.86 feet; thence, backsighting on last course turn an interior angle right of 102 degrees 03 feet 30 inches and run Southeasterly 269.97 feet; thence, backsighting on last course, turn an interior angle right of 141 degrees 30 feet and run Southeasterly 107.44 feet to the 496 foot contour of Lake Heather; thence following the meanderings of 496 foot contour to the Point of Beginning.

                                                                        PAGE TWO

8. If tenants require wiring for bell or buzz system, such wiring shall be done by the electrician of the building only, and no outside wiring men will be allowed to do work of this kind unless by the written permission of Landlord, or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the building or by some other employee of Landlord who may be instructed by the Superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall be used for customary office purposes only, unless written permission to do otherwise shall first have been obtained from Landlord, or its representative, and at an agreed cost to tenants.

9. The Landlord, and its agents, shall have the right to enter the Premises at all reasonable hours for the purpose of making any repairs, alterations, or additions which it shall deem necessary for the safety, preservation, or improvement of said building, and the Landlord shall be allowed to take all material into and upon said Premises that may be required to make such repairs, improvements, and additions, or any alterations for the benefit of the Tenant without in any way being deemed or held guilty of an eviction of the Tenant; and the rent reserved shall in no wise abate while said repairs, alterations, or additions are being made; and the Tenant shall not be entitled to maintain a set-off or counterclaim for damages against the Landlord by reason of loss or interruption to the business of the Tenant because of the prosecution of any such work. All such repairs, decorations, additions, and improvements shall be done during ordinary business hours, or, if any such work is at the request of the Tenant to be done during any other hours, the Tenant shall pay for all overtime costs.

10. Landlord reserves all vending rights. Requests for such service will be made to Landlord.

11. The Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good other therein.

                             LEASEHOLD IMPROVEMENTS

                     UNIT PRICES FOR COMBUSTION ENGINEERING


1.   Supply and install Lessor's standard interior 9'0"
     drywall partitions (1/2" gypsum wallboard both side
     of 3 5/8" metal studs), painted both sides.              $  20.63/LFT*

2.   Supply and install Lessor's standard interior
     3'0" X 7'0" high pressure laminate faced solid core
     doors in painted metal frames, complete with latch
     set hardward (no closer).                                $ 353.63/ea.

3.   Supply and install Lessor's standard wall-mounted
     duplex grounded type receptacles completely circuited
     to 120 volt panel in drywall.                            $  39.20/ea.

4.   Supply and install Lessor's standard wall-mounted
     telephone outlets in drywall.                            $  11.20/ea.
                                                              $   1.74/LFT for
                                                                  1" conduit.
5.   Supply and install Lessor's standard single pole
     wall-mounted silent electric switches in drywall.        $  39.20/ea.

6.   Supply and install Lessor's standard 2' X 4' four
     lamp recessed fluorescent lighting fixtures.             $  73.74/ea.

7.   Supply and install Lessor's standard J.J. Industries
     2600-Z 26 ounce carpet (direct glue-down) throughout
     the leased area.                                         $   9.25/sq.yd.

8.   Supply and install Lessor's standard entrance door,
     3'0" X 8'9 1/4" complete with closer and hardware.       $ 548.51/ea.

9.   Supply and install building standard 4" covered vinyl
     base (with tab corners).                                 $    .55/LFT

10.  Supply and install paid of Lessor's standard tenant
     entrance doors, 3'0" X 8'9 1/4", high pressure laminate
     faced (both sides), edge bound, solid core doors in
     welded metal frames complete with closer and hardware.   $ 841.27/ea.


*Price of $20.63 per lineal foot is applicable only to work completed by August 1, 1980.


                                  EXHIBIT "C"

[TAYLOR&MATHIS LOGO]


INVERNESS
Post Office Box 43248
Birmingham, Alabama 35243-0248
(205) 991-8600
(205) 980-5266 Fax

Real Estate Development, Management and Brokerage
Atlanta - Birmingham - Miami


May 24, 1995

VIA U.S. MAIL


Mr. Thomas H. Ogiba
Director of Project Services
Asea Brown Boveri
31 Inverness Center
Fourth Floor
Birmingham, Alabama 35242

RE: Second Agreement Amending Lease by and between Metropolitan Life Insurance Company, Inc., a New York Corporation ("Landlord") and Taylor & Mathis, Inc. ("Leasing Agent") and ABB Environmental Systems, Inc., successor in interest to Combustion Engineering, Inc., ("Tenant").


Dear Tom:

Enclosed please find one (1) fully executed original of the above referenced Second Amending Lease Agreement for ABB's space at 31 Inverness Center.

Tom, if you have any questions or need any additional information, please do not hesitate to call me.

Very truly yours,


/s/  R. William Pradat, Jr.
------------------------------------
     R. William Pradat, Jr.
     Vice President - Marketing

RWP:kn

Enclosure

                        SECOND AGREEMENT AMENDING LEASE


STATE OF ALABAMA

COUNTY OF SHELBY


         THIS AGREEMENT, entered into this 28th day of April, 1995, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (hereinafter called "Landlord"); and ABB ENVIRONMENTAL SYSTEMS, INC., successor in interest to COMBUSTION ENGINEERING, INC. (hereinafter called "Tenant"); and TAYLOR & MATHIS IV, a Georgia general partnership (hereinafter called "Leasing Agent"):

                              W I T N E S S E T H



         WHEREAS, by Lease dated July 3, 1980, and First Agreement Amending Lease dated January 22, 1982, Landlord leased to Tenant certain premises located in Birmingham, Alabama, and more particularly known as 31 Inverness Center, Suite 600, Birmingham, Alabama 35242 (hereinafter called the "Premises"), commencing September 1, 1980, and ending September 30, 1995;

         WHEREAS, Landlord and Tenant mutually agree to modify the Lease as described below; and

         WHEREAS, Landlord and Tenant mutually agree to extend the Lease term;
and

         WHEREAS, Landlord agrees to leasehold improve the Premises; and

         WHEREAS, Landlord and Tenant mutually agree to document said amendment;

         NOW THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in said Lease, as hereby amended, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. The Lease Term as stated in Article 2 of the Lease is hereby extended, such that the Lease shall now expire on September 30, 2000.

         2. Effective October 1, 1995, the upper floor monthly base rental as stated in Paragraph 4 of the Lease shall be $49,849.12, which is $598,189.44 per annum.

3. Landlord shall provide a leasehold improvement allowance of $2000,000.00 to leasehold improve the Premises. Any cost of construction and design in excess of said allowance shall be paid by Tenant to Landlord in one (1) payment which shall be due within thirty
         (30) days of receipt of Landlord's invoice.


4. Provided (1) Tenant is not then in default, and provided that Tenant has paid all sums due in a timely manner in strict accordance with the terms and provisions of this Lease, and provided Tenant has not assigned or sublet all or any portion of the Premises, and provided that it is in the interest of Landlord at the time to negotiate with Tenant for an extension of the Term, then, Tenant shall have the right to extend this Lease (hereinafter the "Extension Right"), commencing immediately upon the expiration of the initial Term of the Lease. Said Extension Right shall be subject further to the following conditions.


                  (i) Tenant shall notify Landlord no earlier than nine (9) months prior to the expiration of the initial Lease Term that it desires to negotiate a rental rate for the Extension Term.


                  (ii) The rental rate for the Extension Term shall be the mutually acceptable rental rate to be negotiated between the parties at that time, which rate shall be determined prior to the exercise of the Extension Right pursuant to (iii) below. If the parties are unable to agree upon the rate prior to the date by which the Extension Right must be exercised, the Extension Right shall thereby be declared null and void and of no further force or effect.


                  (iii) Tenant shall have exercised its Extension Right by providing Landlord with written notice at least one hundred eighty (180) days prior to the expiration of the Term.


                  (iv) All other terms, covenants and provisions of the Lease shall continue in full force and effect during the Extension Term of the Lease.


This Lease is hereby amended, ratified, confirmed and continued in all respects except for those items stated above and all such covenants, terms and conditions of the Lease are hereby incorporated by this reference.

         IN WITNESS WHEREOF, this agreement is executed as of the date above written.

Signed, sealed and delivered in        LANDLORD: METROPOLITAN LIFE INSURANCE
the presence of:                                 COMPANY, a New York corporation


/s/                                    By: /s/
-------------------------------            ------------------------
Witness                                    Assistant Vice President


/s/
-------------------------------
Notary Public

    Notary Public, Cobb County,
    Georgia. My Commission Expires
    May 19, 1998.


Signed, sealed and delivered in        TENANT: ABB ENVIRONMENTAL SYSTEMS, INC.,
the presence of:                               DIV. OF ABB FLAKT, successor in
                                               interest to COMBUSTION
                                               ENGINEERING, INC.

/s/                                    By: /s/ James H. Miller
-------------------------------            ------------------------
Witness                                    Name:  James H. Miller
                                           Title: President


/s/                                    By: /s/ Thomas E. Liggett
-------------------------------            ------------------------
Notary Public                              Name:  Thomas E. Liggett
                                           Title: Secretary

MY COMMISSION EXPIRES AUGUST 9, 1997


                                        LEASING
Signed, sealed and delivered in         AGENT: TAYLOR & MATHIS IV, a Georgia
the presence of:                               general partnership

/s/                                    By: /s/
-------------------------------            ------------------------
Witness

/s/
-------------------------------
Notary Public

Notary Public, Dekalb County, Georgia
My Commission Expires September 28, 1996

                         THIRD AGREEMENT AMENDING LEASE


STATE OF ALABAMA

COUNTY OF SHELBY


         THIS AGREEMENT, entered into this 26th day of June, 1996, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (hereinafter called "Landlord"); and ABB ENVIRONMENTAL SYSTEMS, INC., successor in interest to COMBUSTION ENGINEERING, INC. (hereinafter called "Tenant"); and TAYLOR & MATHIS IV, L.P., a Georgia limited partnership (hereinafter called "Leasing Agent"):


                              W I T N E S S E T H

         WHEREAS, by Lease dated July 3, 1980, and First Agreement Amending Lease dated January 22, 1982, and Second Agreement Amending Lease dated April 28, 1995, Landlord leased to Tenant certain premises located in Birmingham, Alabama, and more particularly known as 31 Inverness Center, Suite 600, Birmingham, Alabama 35242 (hereinafter called the "Premises"), commencing September 1, 1980, and ending September 30, 2000;

         WHEREAS, the parties hereto have mutually agreed to a reduction in the Premises in accordance with the terms, conditions and agreements hereinafter set forth; and

         WHEREAS, all parties wish to document said reduction.

         NOW, THEREFORE, in consideration of the covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Provided Tenant has performed strictly in accordance with all terms hereof, and is in full compliance with all provisions contained in this Agreement, then, effective June 1, 1996, which date shall be referred to as the "Termination Date", the Premises shall be reduced by the entire area on the Sixth Floor of 31 Inverness Center (15,770 square feet) hereinafter referred to as the "Relinquished Area".

2. Tenant agrees that on or before the Termination Date, Tenant shall have (i) paid the Termination Fee in accordance with Paragraph 4 below and as defined therein, and all rents due under the Lease through the Termination Date, (ii) satisfied all of its other obligations under the Lease through the Termination Date, and (iii) vacated and returned possession of the Relinquished Area to the Landlord in "broom clean" condition on or before the Termination Date.

3. Effective June 1, 1996, the upper floor monthly base rental as stated in Paragraph 4 of the Lease shall be reduced by $14,068.52 which is $168,822.24 per annum.

4. In consideration of this reduction of the Premises as of the Termination Date, upon execution of this Third Agreement Amending Lease, Tenant agrees to pay Two Hundred Twenty Thousand and No/100 Dollars ($220,000.00) to Metropolitan Life Insurance Company, which amount shall hereinafter be referred to as the "Termination Fee". Tenant hereby acknowledges that Landlord has incurred expenses associated with its obligations under the Lease, including but not limited to, space planning and design fees, construction expenses, brokerage fees, opportunity costs with respect to the marketing of the Premises, and administrative expenses in connection with all of the foregoing, and Tenant hereby acknowledges that the Landlord will suffer damages as a result of this reduction in the Premises, consequently, the Termination Fee shall be deemed to be as a result of this reduction in the Premises, consequently, the Termination Fee shall be deemed to be compensation to Landlord for the damages incurred as a result of said reduction, and the Termination Fee shall not be deemed to be a penalty. Receipt of the Termination Fee shall be Landlord's exclusive remedy for Tenant's reduction of the Premises.

5. Upon Tenant's full compliance with all provisions contained herein on or before the Termination Date, then, as of the Termination Date, Landlord, Tenant and Leasing Agent mutually release and discharge one another from, and acknowledge full accord, satisfaction and final settlement of any and all claims, demands, causes of action, liabilities, indebtedness or obligations of any kind or nature, whether known or unknown, whether contingent or speculative, which one may have against either or both of the others arising out of or in any way related to the Lease for the Relinquished Area, including without limitations, claims for future rent charges and other amounts under the Lease. As of the Termination Date, Landlord, Leasing Agent and Tenant shall have no further rights or obligations under the Lease and all obligations and rights thereunder shall cease and are extinguished, however, it is expressively agreed that Landlord and Tenant obligations under the Lease with respect to operating expenses of the Relinquished Area shall be reconciled and settled in accordance with Landlord's annual accounting of operating expenses.

                                LEASE AMENDMENT

         THIS LEASE AMENDMENT made as of this 4th day of February   , 1981,
between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation with a principal place of business at One Madison Avenue, New York, New York 10010 (hereinafter referred to as "Landlord"), COMBUSTION ENGINEERING, INC., a corporation of the State of Delaware, with a principal place of business at 1000 Prospect Hill Road, Windsor, Connecticut 06095 (hereinafter referred to as "Tenant"), and TAYLOR & MATHIS OF ALABAMA, INC., a Georgia corporation (hereinafter referred to as "Agent").

         NOW THEREFORE, in accordance with Article 2 of the lease agreement made as of July 3, 1980, between the parties and in consideration of the premises and the mutual and dependent promises hereinafter set forth, the parties hereto do hereby agree as follows:

         1. The date of full occupancy and rental commencement under the lease is September 2, 1980.
         2. The "Commencement Date" of the lease agreement between the parties as defined in Article 2 of the lease shall for all purposes mean and be October 1, 1980.
         3. The "Termination Date" of the initial term of the lease agreement between the parties as defined in Article 2 of the lease shall for all purposes mean and be September 30, 1985.

         4. Upon execution and delivery of this amendment it shall be deemed to be and shall become a part of the lease agreement as if such agreement had been set forth in the lease in its entirety at the time of the original execution and delivery thereof.

         IN WITNESS WHEREOF the parties hereto have executed this instrument the day and year first above written.

                                       LANDLORD

                                       METROPOLITAN LIFE INSURANCE COMPANY

/s/                                    /s/
----------------------------------     ----------------------------------------
                                       By       Assistant Vice President

/s/ JUDITH J. ROSS                    ATTEST: /s/
----------------------------------            ---------------------------------
                                              By      Assistant Secretary

                                       TENANT

                                       COMBUSTION ENGINEERING, INC.

/s/ P. J. SAWYER                       By: /s/ R. J. HALLINAN
----------------------------------        --------------------------------------

/s/ V. R. COLLINS                      ATTEST: /s/
----------------------------------            ----------------------------------
                                              By

                                       AGENT

                                       TAYLOR & MATHIS OF ALABAMA, INC.

                                       /s/
----------------------------------     ----------------------------------------
                                        By

                                       ATTEST: /S/ E. H. AVERY
----------------------------------            ---------------------------------
                                              By: E. H. Avery, Secretary

         IN WITNESS WHEREOF, the parties hereto have herein set their hands and seals, effective as of the date first above written.

Signed, sealed and delivered         LANDLORD:  METROPOLITAN LIFE INSURANCE
by Landlord in the presence of:                 COMPANY, a New York corporation

                                             /s/
------------------------------           By: ------------------------------
Witness                                          J. Samuel O'Briant
                                                 Equity Investment Manager

/s/   Heather Jarvis
------------------------------
Notary Public

NOTARY PUBLIC, GWINNETT COUNTY, GEORGIA
MY COMMISSION EXPIRES SEPT. 20, 1998

     (NOTARIAL SEAL)




Signed, sealed and delivered by     TENANT:  ABB ENVIRONMENTAL SYSTEMS, INC.
Tenant in the presence of:                   successor in interest to
                                             COMBUSTION ENGINEERING, INC.


/s/                                 By: /s/
------------------------------         --------------------------------------
Witness                             Title Senior Vice President & General Mgr.
                                         ------------------------------------
/s/
------------------------------
Notary Public
My Commission Expires: 5/28/97
  STATE OF TENNESSEE AT LARGE

   (NOTARIAL SEAL)                          (CORPORATE SEAL)



Signed, sealed and delivered by     LEASING AGENT: TAYLOR & MATHIS IV, L.P.,
Agent in the presence of:                          a Georgia limited partnership

/s/                                 By: /s/
-----------------------------          --------------------------------------
Witness                                    E. H. Avery
                                           Executive Vice President - Operations

/s/
-----------------------------
Notary Public

NOTARY PUBLIC, DEKALB COUNTY, GEORGIA
MY COMMISSION EXPIRES SEPTEMBER 28, 1998

My Commission Expires:

     (NOTARIAL SEAL)

                                  EXHIBIT "B"

                             RULES AND REGULATIONS

(Which are referred to in the within Lease and made a part thereof.)

1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by tenants, or used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in said building, shall not be covered or obstructed by tenants. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein.

2. No advertisement, sign or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the interior door and windows permitted by Landlord, which signs, etc., shall be of such order, size and style, and at such places as shall be designated by Landlord. Interior signs on doors will be provided for tenants by Landlord, the cost of the signs to be paid by tenants.

3. Nothing shall be thrown by tenants, their clerks or servants out of the windows or doors, or down the passages or skylights of the building. No rooms shall be occupied or used as sleeping or lodging apartments at any time.

4. Tenants shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of said premises. It is understood and agreed that the Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, or for any damage done to the furniture or other effects of any tenant by the janitor or any of its employees, unless through negligence of Landlord.

5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the building.

6. All tenants and occupants shall observe strict care not to leave their windows or doors open when it rains or snows, or while air-conditioning or heating systems are in operation, and, for any fault or carelessness in any of these respects, shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the building resulting from such default or carelessness. No painting shall be done, nor shall that be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord or its Agent. All glass, locks and trimmings in or upon the doors and windows of the building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair. Tenants shall not injure, overload, or deface the building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noisesome, noxious, noisy, or offensive business.

7. The tenant shall not (without the Landlord's written consent) put up or operate any steam engine, boiler, machinery or stove upon the Premises, or carry on any mechanical business thereon, or use or allow to be used upon the Premises oil, burning fluids, camphene, gasoline, or kerosene for heating, warming, or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said premises. No offensive gases or liquids shall be permitted.

COUNTY OF SHELBY

     THIS AGREEMENT, dated this 22nd day of January, 1982 between METROPOLITAN LIFE INSURANCE COMPANY, a New York Corporation, with a principal place of business at One Madison Avenue; New York, New York 10010, (hereinafter referred to as "Landlord") and COMBUSTION ENGINEERING, INC., a corporation of the State of Delaware, with a principal place of business at 1000 Prospect Hill Road; Windsor, Connecticut, (hereinafter referred to as "Tenant"), and TAYLOR & MATHIS OF ALABAMA, INC., a Georgia corporation, (Hereinafter referred to as "Agent").

                              W I T N E S S E T H:

     WHEREAS, by Lease dated July 3, 1980, Landlord leased to Tenant certain space in an office building located at 31 Inverness Center, Birmingham, Alabama, (hereinafter referred to as the "Lease"); and

     WHEREAS, the parties hereto wish to amend said Lease as hereby amended;

     NOW, THEREFORE, in consideration of the mutual promises, obligations, and covenants contained in said Lease, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                      (1)

     The square footage under Article 1 is increased 2,832 square feet on the third floor, as shown on Exhibit "A" attached, making the total area FIFTY-FIVE THOUSAND EIGHT HUNDRED SEVENTY-EIGHT (55,878) net rentable square feet of office space on floors three, four, five, and six; and THREE THOUSAND (3,000) usable square feet of basement space.

                                      (2)

     Tenant agrees to pay Landlord an additional base monthly rental of TWO THOUSAND ONE HUNDRED EIGHTY-THREE DOLLARS ($2,183.00) plus accumulated escalations as determined by Article 4 of the Lease effective upon completion of the Tenant's work necessary to prepare the space of occupancy as indicated on Exhibit A attached hereto and made a part hereof. The total amended base rental during each year of the term of this Lease shall be FIVE HUNDRED TWENTY-EIGHT THOUSAND EIGHT HUNDRED SEVENTY-ONE